Filed Pursuant to Rule 424(b)(3)
Registration No. 333-149917
Prospectus Supplement No. 4
(to Prospectus dated August 12, 2008)
NovaRay Medical, Inc.
5,139,254 Shares of Common Stock
This prospectus supplement supplements the prospectus dated August 12, 2008 (the “Prospectus”) Prospectus Supplement No. 1 dated August 21, 2008 (“Prospectus Supplement No. 1”), Prospectus Supplement No. 2 dated September 5, 2008 (“Prospectus Supplement No. 2”) and Prospectus Supplement No. 3 dated September 29, 2008 (“Prospectus Supplement No. 3”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-149917). This prospectus supplement is being filed to include in the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2 and Prospectus Supplement No. 3, the information contained in our current report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2008, our Form 12b-25 filed with the Securities and Exchange Commission on November 17, 2008, our Form 8-K filed with the Securities and Exchange Commission on November 5, 2008 and our proxy statement filed with the Securities and Exchange Commission on October 20, 2008.
The Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3 and this prospectus supplement relate to an offering on a resale basis by the selling stockholders identified on pages 13-16 of the Prospectus of up to 5,139,254 shares of our common stock. We will not receive any proceeds from the sale of these shares by the selling stockholders.
This prospectus supplement should be read in conjunction with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2 and Prospectus Supplement No. 3. This prospectus supplement updates information in the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2 and Prospectus Supplement No.3. If there is any inconsistency between the information in the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3 and this prospectus supplement, you should rely on the information in this prospectus supplement.
There is not currently, and there has never been, any market for any of our securities. Our securities are not eligible for trading on any national securities exchange, the Nasdaq or other over-the-counter markets, including the OTC Bulletin Board ®. The selling stockholders identified herein will be required to sell the common stock (including shares of common stock issuable upon conversion of Series A Convertible Preferred Stock) registered hereunder at a fixed price of $2.67 per share until such time such securities are traded on a national securities exchange, the Nasdaq or the OTC Bulletin Board ®. At and after such time that such securities are trading in such a manner, the selling stockholders may sell such securities at the prevailing market price or at a privately negotiated price.
Investing in our common stock involves risks.
Please read the “Risk Factors” section beginning on page 4 of the Prospectus, as updated by Prospectus Supplement No. 3, Prospectus Supplement No. 2, Prospectus Supplement No. 1 and this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3 or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is December 9, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-Q
(Mark One)

☑	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
For the quarterly period ended September 30, 2008.
OR

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
For the transition period from  __________  to  __________ .
Commission File Number 0-52731

NovaRay Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	16-1778998

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

39655 Eureka Drive, Suite A,
Newark, California	94560

(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code:
(510) 592-3000
N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by checkmark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑
As of November 17, 2008, there were 9,767,853 shares of common stock, par value $.0001 per share, outstanding.

NOVARAY MEDICAL, INC.
(A Development Stage Company)

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PART I — FINANCIAL INFORMATION
Item 1. Financial Statements
NOVARAY MEDICAL, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$4,558,788	$9,233,926
Receivables due from landlord	575,652	13,872
Receivables from Triple Ring	47,634
Prepaid expenses	214,121	16,947

Total current assets	5,396,195	9,264,745
Property and equipment, net	938,335	42,455
Security deposit with Triple Ring	500,000	—
Restricted cash for lease	135,000	—

Total assets	$6,969,530	$9,307,200

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable to Triple Ring	$1,778,699	$128,865
Accounts payable trade	366,220	437,281
Accrued liabilities	218,145	205,504
Accrued liabilities to Triple Ring	158,199	—
Deferred rent-short term portion	130,154	—
Notes payable	95,312	125,312

Total current liabilities	2,746,729	896,962
Deferred rent-less short-term portion	491,747	—

Total liabilities	3,238,476	896,962

Commitments and Contingencies (Note 8)
Stockholders’ equity
Series A convertible preferred stock, $0.0001 par value
Authorized shares 10,000,000; Issued and outstanding shares 6,819,548 at September 30, 2008 and 4,946,888 at December 31, 2007 (Liquidation preference -$0- at September 30, 2008)	$682	$495
Common stock, $0.0001 par value Authorized shares - 100,000,000; Issued and outstanding shares - 9,767,853 at September 30, 2008 and December 31, 2007	977	977
Additional paid-in capital	19,477,555	14,101,223
Deficit accumulated during the development stage	(15,744,030)	(5,688,327)
Less: treasury stock, at cost, 1,239,000 shares at September 30, 2008 and December 31, 2007	(4,130)	(4,130)

Total stockholders’ equity	3,731,054	8,410,238

Total liabilities and stockholders’ equity	$6,969,530	$9,307,200

See accompanying notes to condensed consolidated financial statements.

3

NOVARAY MEDICAL, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

					From Inception
	Three Months Ended		Nine Months Ended		(June 7, 2005)
	September 30,	September 30,	September 30,	September 30,	to September 30,
	2008	2007	2008	2007	2008
Operating expenses:
Research and development (1)	$3,444,666	$9,410	$7,728,652	$121,868	$8.076,345
General and administrative	709,135	245,200	2,380,023	757,100	7,103,864

Total operating expenses	4,153,801	254,610	10,108,675	878,968	15,180,209

Operating loss	(4,153,801)	(254,610)	(10,108,675)	(878,968)	(15,180,209)
Miscellaneous income	69	—	69	—	80,069
Interest income	29,415	1,271	61,631	3,774	67,742
Gain on extinguishment of debt	—	—	—	—	199,764
Interest expense	(2,883)	(70,712)	(8,729)	(193,727)	(911,396)

Net loss	$(4,127,200)	$(324,051)	$(10,055,704)	$(1,068,921)	$(15,744,030)
Deemed dividend	2,177,707	—	2,177,707	—	2,177,707
Net loss available to common stockholders	$(6,304,907)	$(324,051)	$(12,233,411)	$(1,068,921)	$(17,921,737)

Basic and diluted loss per share available to common shareholders	$(0.65)	$(0.06)	$(1.25)	$(0.19)	$(2.80)
Weighted average number of common shares outstanding used in basic and diluted loss per share available to common shareholders	9,767,853	5,692,713	9,767,853	5,692,713	6,394,782

(1)   See Note 5, “Related party transactions”

4

NOVARAY MEDICAL, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended		From Inception
	September 30,	September 30,	(June 7, 2005) to
	2008	2007	September 30, 2008
Operating activities:
Net loss	$(10,055,703)	$(1,068,921)	$(15,744,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20,584	11,725	58,570
Gain on extinguishment of debt	—	—	(452,083)
Loss on conversion of preferred debt	—	—	252,328
Beneficial conversion of convertible debt	—	—	263,528
Writedown of purchased intellectual property	—	—	2,015,999
Non-cash research and development expenses associated with performance based warrant	668,188	—	697,542
Interest expense capitalized as long term debt	—	83,876	255,146
Interest expense converted to preferred stock	—	—	273,059
Changes in operating assets and liabilities
Receivables from Triple Ring	(33,762)		(47,634)
Receivables other	—	5,927	—
Receivables from landlord	(575,652)	—	(575,652)
Prepaid expenses	(197,174)	(220,796)	(214,121)
Accounts payable	(71,061)	(141,374)	366,220
Accounts Payable Triple Ring	1,649,834	47,322	1,778,699
Accrued liabilities	12,641	(51,513)	218,145
Accrued liabilities Triple Ring	158,199		158,199
Deferred rent	621,901	—	621,901

Net cash used in operating activities	(7,802,005)	(1,051,006)	(10,074,274)

Investing activities:
Property and equipment	(916,464)	(10,215)	(996,905)
Restricted cash for lease deposit	(135,000)	—	(135,000)
Security deposit with Triple Ring	(500,000)	—	(500,000)

Net cash used in investing activities	(1,551,464)	(10,215)	(1,631,905)

Financing activities:
Proceeds from issuance of short term debt	—	1,000,000	2,043,884
Proceeds from sale of Series A convertible preferred stock	4,708,331	—	15,383,312
Repayment of notes payable	(30,000)	—	(30,000)
Payment on extinguishment of debt	—	—	(10,000)
Issuance costs incurred in sale of Series A convertible preferred stock	—	—	(1,272,363)
Proceeds from sale of common stock	—	—	154,164
Purchase of treasury stock	—	—	(4,130)

Net cash provided by financing activities	4,678,331	1,000,000	16,264,967

Net (decrease) increase in cash and cash equivalents	(4,675,138)	(61,221)	4,558,788
Cash and cash equivalents—beginning of period	9,233,926	141,326	—

Cash and cash equivalents—end of period	$4,558,788	$80,105	$4,558,788

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—	$26,696
Cash paid for taxes	$29,743	$1,529	$34,582
Supplemental Disclosure of Non-Cash Financing Activities
Warrants issued in connection with financing	$—	$—	$3,768,603
Convertible preferred stock issued in exchange for cancellation of debt	$—	$—	$4,000,693
Long term debt assumed at inception in connection with intellectual property	$—	$—	$2,015,999
Interest expense capitalized as long term debt	$—	$83,876	$255,146
Interest expense converted to preferred stock	$—	$—	$273,059
See accompanying notes to condensed consolidated financial statements

5

NOVARAY MEDICAL, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008 and 2007
(Unaudited)
1. Summary of Significant Accounting Policies
Organization and Business description
On October 6, 2006, Vision Acquisition I, Inc. was incorporated under the laws of the State of Delaware to investigate and, if such investigation warranted, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. On December 26, 2007, Vision Acquisition I, Inc., a Delaware corporation (“Vision Acquisition”), Vision Acquisition Subsidiary, Inc., a newly-formed wholly-owned subsidiary of Vision Acquisition (“Merger Sub”), and NovaRay, Inc., a Delaware corporation (“NovaRay”) entered into a merger agreement (the “Merger Agreement”) whereby Merger Sub merged with and into NovaRay, with NovaRay remaining as the surviving corporation with the stockholders of NovaRay exchanging all of their stock in NovaRay for a total of 9,580,587 shares of common stock of NovaRay Medical, Inc., a Delaware corporation (the “Company”, “NovaRay Medical”, “we”, or “our”) (immediately prior to the closing of the Merger, Vision Acquisition’s name was changed to NovaRay Medical, Inc.), constituting approximately 98.08% of the outstanding shares of common stock of NovaRay Medical (the “Merger”). Each such NovaRay stockholder received three (3) shares of NovaRay Medical’s common stock in exchange for one (1) share of NovaRay common stock. Upon completion of the Merger, we adopted NovaRay’s business plan. The combined company is named NovaRay Medical, Inc.
The accompanying condensed consolidated financial statements include the accounts of NovaRay Medical, Inc. and its wholly-owned subsidiaries (“NovaRay”, “we”, “our” or “the Company”). The condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The interim financial statements are unaudited but reflect all normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the results of these periods.
The results of our operations for the three and nine months ended September 30, 2008 are not necessarily indicative of results to be expected for the year ending December 31, 2008, or any other period. These condensed consolidated financial statements should be read in conjunction with NovaRay’s financial statements and notes thereto included in NovaRay’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, and June 30, 2008. Balance sheet information as of December 31, 2007 has been derived from the audited financial statements for the year then ended.
Reclassifications
Certain amounts reported in the accompanying financial statements for 2007 have been reclassified to conform to the 2008 presentation. Such reclassifications had no material effect on previously reported results of operations, total assets or accumulated deficit.
During preparation of the financial statements for the third quarter of fiscal 2008, we discovered that the method used to present cash flows and noncash financing activities did not conform to SFAS 95, Statement of Cash Flow. As a result, we have reclassified previously reported inception to date cash flow information to reflect the correct methodology under SFAS 95, consisting primarily of reclassifications related to the following:  long-term debt assumed at inception of the Company in exchange for intellectual property of $2,015,999, write-down of purchased intellectual property of $2,015,999, warrants issued in connection with financing of $3,768,603, gain on debt extinguishment of $452,083 and cash issuance costs related to the issuance of our Series A preferred stock of $1,272,363. The cumulative effects of these identified changes on our inception to date cash flow information previously reported in our annual financial statements for the years ended December 31, 2006 and 2005 and for the nine-month period ended September 30, 2007, was to decrease net cash used in operating activities by $2,015,999 and decrease net cash provided by financing activities by $1,283,473. The cumulative effects of these identified changes on our inception to date cash flow information previously reported in our June 30, 2008 and March 31, 2008 quarterly reports and our annual financial statements for the year ended December 31, 2007 was to decrease net cash used in operating activities by $1,563,916 and decrease net cash provided by financing activities by $2,432,926. The identified reclassifications of the previously reported inception to date cash flow information had no effects on our previously reported results of operations, total assets or accumulated deficit.
Uses of estimates in the preparation of financial statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for the valuation of stock and warrant issuances as the Company’s stock is not currently trading and the probabilities of delivery dates of stock based warrants to Triple Ring. Actual results could differ from these estimates.
Research and development
Research and development costs are expensed when incurred.

6

Cash and cash equivalents
The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation. The Company’s accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts. Cash equivalents consist primarily of money market funds.
Property and equipment
The Company records property and equipment at cost and calculates depreciation using the straight-line method over the shorter of estimated useful life of the assets or length of building lease contract (for leasehold improvements) which is estimated to be three years for computer hardware, 5 years for software and equipment and the remaining lease contract life of 60 months for leasehold improvements. As of September 30, 2008 and December 31, 2007, the Company’s property and equipment consisted of the following:

	September 30,	December 31,
	2008	2007
Computer hardware, software, and equipment	$293,753	$80,439
Less: accumulated depreciation	(58,570)	(37,984)
Leasehold improvements in progress	703,152	—

Property and equipment, net	$938,335	$42,455

During the nine months ended September 30, 2008 and 2007, the Company recorded depreciation expense of $20,584 and $11,725, respectively. During the three months ended September 30, 2008 and 2007, the Company recorded depreciation expense of $11,781 and $4,022, respectively.
Loss per share
Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted loss per share includes the effects of the potential dilution of outstanding warrants, and convertible debt and preferred stock on the Company’s common stock, determined using the treasury stock method.
Loss per share is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Basic and Diluted:
Net loss available to common shareholders	$(6,304,907)	$(324,051)	$(12,233,411)	$(1,068,921)

Net loss per share available to common shareholders	$0.65	$(0.06)	$(1.25)	$(0.19)

Weighted average common shares outstanding	9,767,853	5,692,713	9,767,853	5,692,713

As of September 30, 2008 and 2007, potentially dilutive common shares under the warrant agreements, convertible debt and preferred and restricted stock of 13,833,718 and 1,323,692 respectively, were not included in the calculation of diluted loss per share as they were anti-dilutive.
Recent accounting pronouncements
In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. In February 2008, the FASB agreed to delay the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008. The implementation of SFAS 157 had no impact on the Company’s financial statements and the Company expects no effect from the deferred portion.

7

In December 2007, FASB issued SFAS No. 160 (“SFAS 160”), Interests in Consolidated Financial Statements — an amendment of ARB No. 51, establishes and expands accounting and reporting standards for the non-controlling interest in a subsidiary. SFAS 160 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This Statement is required to be adopted by us in the first quarter of our fiscal year 2009. This Statement will have no impact on the Company unless management enters into a business combination after December 31, 2008.
In December 2007, FASB issued SFAS No. 141R (“SFAS 141R”), Business Combinations, which impacts the accounting for business combinations. The statement requires changes in the measurement of assets and liabilities required in favor of a fair value method consistent with the guidance provided in SFAS 157 (see above). Additionally, the statement requires a change in accounting for certain acquisition related expenses and business adjustments which no longer are considered part of the purchase price. Adoption of this standard is required for fiscal years beginning after December 15, 2008. Early adoption of this standard is not permitted. The statement requires prospective application for all acquisitions after the date of adoption. This Statement will have no impact on the Company unless management enters into a business combination after December 31, 2008.
In May 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS No. 162), which identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The Company does not expect this will have a significant impact on its financial statements.
In May 2008, the FASB issued FASB Staff Position (FSP) No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which specifies that issuers of these instruments should separately account for the liability and equity components in a manner that reflects the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP No. 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. FSP No. 14-1 is also to be applied retrospectively to all periods presented except if these instruments were not outstanding during any of the periods that are presented in the annual financial statements for the period of adoption but were outstanding during an earlier period. The Company does not expect this will have a significant impact on its financial statements.
In March 2008, the FASB issued SFAS No. 161, Disclosures About Derivative Instruments and Hedging Activities (SFAS No. 161), which requires enhanced disclosures about an entity’s derivative and hedging activities in order to improve the transparency of financial reporting. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect this will have a significant impact on its financial statements.
In June 2008, the FASB ratified EITF Issue 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-5”). Paragraph 11(a) of Statement of Financial Accounting Standard No 133 “Accounting for Derivatives and Hedging Activities” (“SFAS 133”) specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. EITF 07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the SFAS 133 paragraph 11(a) scope exception. EITF 07-5 will be effective for the first annual reporting period beginning after December 15, 2008, and early adoption is prohibited. The Company is currently evaluating the effects of adoption of this EITF Issue.
2. Notes payable
NovaRay Medical assumed a series of promissory notes issued to stockholders and financial institutions in connection with the initial organization of NovaRay, Inc., in the aggregate amount of $728,921 for the purpose of developing intellectual property that will be utilized in the Company’s planned product. These notes bear interest at rates ranging from 9% to 12% annually, are secured by the assigned assets, and are payable upon demand of the holders. In October 2007, most of these notes were converted into NovaRay, Inc.’s Series A preferred shares. As of September 30, 2008 and December 31, 2007, the balance due under these notes was $95,312 and $125,312, respectively.
On November 5, 2007, NovaRay issued a promissory note to its Chairman and director, Lynda Wijcik, in the principal amount of $30,000, at an interest rate of six percent (6%) per annum. The balance outstanding on this note was paid off in January 2008.
On December 27, 2007, approximately $2,772,000 of the short- and long-term notes classified as notes payable and long-term debt, and approximately $172,000 of interest payable, were converted into 1,201,569 shares of our Series A Convertible Preferred Stock at $2.67 per share. Freestanding warrants to purchase 400,521 shares of our common stock at $4.25 per share were also issued as part of this conversion. Approximately, $1,056,000 of the converted debt had a beneficial conversion option to purchase shares at a price of 80% of the common stock purchase price in the event of a financing event in excess of $10,000,000. In accordance with EITF 00-27, Application of Issue 98-5 to Certain Convertible Instrument, (“EITF-00-27”) Issue 7, the Company could not

8

compute the number of shares that the holder would receive if the contingent event occurred. As allowed under EITF 00-27, Issue 7, the Company waited until the contingent event occurred and then computed the resulting number of shares that would be received pursuant to the new conversion price. 494,225 shares that were received upon conversion based on the adjusted conversion price as compared to 395,382 shares that would have been received prior to the financing event and resulted in 98,843 additional shares. These 98,843 shares multiplied by the commitment date stock price of $2.67 per share equaled the incremental intrinsic value of approximately $264,000 for the beneficial conversion option that resulted from conversion. The beneficial conversion option was transferred to equity at the date of conversion and charged to interest expense.
On December 27, 2007, $1,056,000 of debt held by convertible debt holders with beneficial conversion options and the remaining $1,889,000 of the debt held by convertible debt holders who did not hold beneficial conversion options were also granted 400,521 5 year warrants to purchase common stock at $4.25 per share. These warrants are or were an inducement to convert debt and have been determined to be a change in conversion privileges as described in Statement of Financial Accounting Standards 84, Induced Conversions of Convertible Debt,”FAS84.” Accordingly, the fair market value of approximately $252,000 for the 400,521 warrants, valued under the Black Scholes method using an exercise price of $4.25 per share, a 5 year expected life, a volatility of 37.81%, and 3.625% risk free interest rate was recognized as a debt conversion expense. This represented the excess of fair value of securities transferred in excess of the fair value of securities issuable pursuant to the original conversion terms.
3. Income taxes
The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.
The Company has not incurred any income tax liabilities for the year ended December 31, 2007 and the nine months ended September 30, 2008, except for state and local franchise taxes recorded as general and administrative expenses.
The Company’s principal deferred tax assets relate to Net Operating Losses (NOLs) and due to uncertainty surrounding their future utilization, the Company has provided a 100% valuation allowance against its net deferred tax assets.
4. Stockholders’ equity
The Company has authorized capital of 110,000,000 shares, of which 100,000,000 are designated as common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares are preferred stock, par value $0.0001 per share (the “Preferred Stock”), all of which are currently designated as our Series A Convertible Preferred Stock. As of September 30, 2008, the Company had outstanding 9,767,853 shares of Common Stock and 6,819,548 shares of Series A Convertible Preferred Stock, which are convertible at the current rate of one share of Series A Convertible Preferred for one share of our Common Stock. Additionally, there are outstanding options or warrants to purchase, or securities convertible into, an aggregate of up to 6,702,660 shares of our Common Stock and 1,872,660 shares of Series A Preferred Stock. A holder of Series A Warrants (as defined below) to purchase shares of our Common Stock at an exercise price of $4.25 per share may not exercise a Series A Warrant if the number of shares of our Common Stock to be issued upon such exercise, when aggregated with all other shares of our Common Stock then owned by such holder and its affiliates, would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated there under) in excess of 4.99% of the then issued and outstanding shares of our Common Stock (the “Series A Warrant Exercise Restriction”); provided, that a holder of a Series A Warrant may, on not less than sixty-one (61) days notice to us (the “Series A Warrant Waiver Notice”), terminate the Series A Warrant Exercise Restriction with regard to any or all shares of our Common Stock issuable upon exercise of a Series A Warrant. If the Series A Warrant Waiver Notice is provided during the sixty-one (61) day period prior to the expiration date of a Series A Warrant, such Series A Warrant Waiver Notice will not be effective until the expiration date of such Series A Warrant. In addition, the warrant issued to Vision for the purchase of up to 1,248,440 shares of our common stock at an exercise price of $4.25 per share and 1,872,660 of Common Stock at an exercise price of $5.00 share pursuant to exercises of the Series J Warrant (the “Series J-A

9

Warrant”) and a holder of the Series J-A Warrant may not exercise the Series J-A Warrant if the number of shares of our Common Stock to be issued upon such exercise, when aggregated with all other shares of our Common Stock then owned by such holder and its affiliates, would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated there under) in excess of 4.99% of the then issued and outstanding shares of our Common Stock (the “Series J-A Warrant Exercise Restriction”); provided, that a holder of the Series J-A Warrant may, on not less than sixty-one (61) days notice to us (the “Series J-A Warrant Waiver Notice”), terminate the Series J-A Warrant Exercise Restriction with regard to any or all shares of our Common Stock issuable upon exercise of the Series J-A Warrant. If the Series J-A Warrant Waiver Notice is provided during the sixty-one (61) day period prior to the expiration date of the Series J-A Warrant, such Series J-A Warrant Waiver Notice will not be effective until the expiration date of the Series J-A Warrant.
On August 29, 2008, the Company entered into an amendment of the Company’s Series J Warrant to purchase shares of the Company’s Series A Convertible Preferred Stock originally issued on December 27, 2007 to increase the maximum number of shares of Series A Convertible Preferred Stock of the Company exercisable by Vision from 2,309,468 to 3,745,320 and to decrease the initial exercise price from $4.33 to $2.67 per share of Series A Convertible Preferred Stock of the Company and to amend the term of the Series J Warrant such that with respect to 1,872,660 shares of Series A Convertible Preferred Stock of the Company, the Series J Warrant shall expire at 11:59 p.m., eastern time, on September 8, 2008 and with respect to the remaining 1,872,660 shares of Series A Convertible Preferred Stock of the Company, the Series J Warrant shall expire at 11:59 p.m., eastern time, on November 1, 2008. On August 29, 2008, the Company also entered into an amendment of the Company’s Series J-A Warrant to purchase shares of Common Stock of the Company originally issued as on December 27, 2007 (i) to increase the maximum number of shares of Common Stock of the Company exercisable by Vision from 769,822 to 1,248,440 and to decrease the initial exercise price for such shares from $6.91 to $4.25 per share of Common Stock of the Company; (ii) to allow for an additional exercise of up to 936,330 shares of the Common Stock of the Company at an initial exercise price of $5.00 and a term of five years until September 8, 2013 subject to both the exercise of the Series J Warrant as amended for 1,872,660 shares of Series A Convertible Preferred Stock of the Company and receipt by the Company of proceeds of at least $5,000,002.20 on or prior to September 8, 2008; and (iii) to allow for an additional exercise of up to 936,330 shares of the Common Stock of the Company at an initial exercise price of $5.00 and a term of five years until November 1, 2013 subject to both the exercise of the Series J Warrant as amended for the number of shares equal to the difference between the initial exercise of the Series J Warrant and 3,745,320 shares of the Company’s Series A Convertible Preferred Stock and receipt of proceeds of at least $10,000,004.40 (inclusive of all amounts received after August 29, 2008) on or prior to November 1, 2008. In September 2008, the amended Series J warrants were valued under the Black Scholes method using an expected life ending September 8 and November 1, 2008, a volatility rate of 43.27%, 1.77% risk free interest rate, and a preferred stock price of $2.67 per share. The amended Series J-A warrants and additional J-A warrants were valued under the Black Scholes method using an expected life of five years, a volatility rate of 43.27%, 1.21% risk free interest rate, and a common stock price of $2.67 per share. The fair value of $2,177,707 for the amended Series J and J-A warrants which were issued at a premium to the original J and J-A warrants and were recorded as a deemed dividend in the condensed consolidated statement of operations.
On August 29, 2008, the Company also entered into a Letter Agreement with Vision, pursuant to which Vision Opportunity agreed, in consideration of the amendments to the Series J Warrant and the Series J-A Warrant, to exercise the Series J Warrant as amended, with respect to at least 1,872,660 shares of Series A Convertible Preferred Stock of the Company on or prior to September 8, 2008 such that the Company receives proceeds of at least $5,000,002.
On September 5, 2008, Vision exercised the Series J Warrant as to 1,872,660 shares of Series A Convertible Preferred Stock of the Company at an exercise price of $2.67 per share. The Company received the aggregate exercise price of $5,000,002.
On October 31, 2008, Vision Opportunity Master Fund, Ltd. exercised a warrant as to 1,445,450 shares of Series A Convertible Preferred Stock of the Company at an exercise price of $2.67 per share, and Vision Capital Advantage Fund, L.P. exercised a warrant as to 427,210 shares of Series A Preferred Stock of the Company at an exercise price of $2.67 per share. The Company received the aggregate exercise price of $5,000,002. (See Note 7, “Subsequent Events”)
Additionally, NovaRay, Inc. has issued to Fountainhead Capital Partners Limited (“Fountainhead”), and the Company has assumed, warrants to purchase up to 600,000 shares of our Common Stock at $4.25 per share in connection with the terms of a consulting agreement between Fountainhead and NovaRay, Inc. and were treated as closing costs and charged against additional paid in capital in the amount of $377,967 in the year ended December 31, 2007.

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We have entered into an agreement with Triple Ring (See Note 5, “Related party transactions — Triple Ring Technologies, Inc.) to perform ongoing product development work, final assembly and test for the cardiac imaging system (the “Professional Services Agreement”). As partial consideration for these services, we agreed to issue a warrant to Triple Ring to purchase 1,332,000 shares of NovaRay common stock pursuant to a Warrant to Purchase Shares of NovaRay Medical, Inc. dated as of December 19, 2007. The warrant will not be exercisable until the acceptance by NovaRay of the deliverables from Triple Ring in accordance with the terms of the Professional Services Agreement. The original exercise price for the warrant was established based on the timing of the acceptance by NovaRay of such deliverables as set forth below:

	Exercise Price	Calculated Fair Value
Date of Acceptance of the Deliverables	per Share	of warrants*
On or prior to March 30, 2009	$0.06	$3,476,000
On or after March 31, 2009 but on or prior to July 30, 2009	$0.15	$3,365,000
On or after July 30, 2009 but on or prior to December 30, 2009	$1.33	$1,956,000
On or after December 30, 2009 but on or prior to February 28, 2010	$2.67	$907,000

*	Calculated using Black Scholes method using exercise price, volatility, a stock price of $ 2.67 per share, an expected term of two years, and a risk free rate of 3.98%.
In the event the acceptance by NovaRay of the deliverables does not occur by February 28, 2010, the warrant shall terminate and not be exercisable. Under EITF 96-18, the warrant is accounted for as follows: As the warrant price is variable dependent on an unknown delivery date, the measurement date is the date performance is complete. The warrant will be expensed as a research and development expense and credited to additional paid in capital each month from December 2007 until the warrant termination date in February 2010 in order to record expenses in the same manner as if the Company had paid cash for these services. Under Issue 4 of EITF 96-18, transactions where quantity of any of the terms are not known up front and involve counter party performance conditions which result in a range of aggregate fair values for the warrants depending on the delivery date are to be recorded at the lowest aggregate amount and adjusted for changes in aggregate fair value at interim reporting dates. The lowest aggregate fair value of $907,000 is based on an acceptance date between December 30, 2009 and February 28, 2010. As of September 30, 2007, management believed that the most probable acceptance date under the professional services agreement will be between August 1 and December 29, 2009 and has used the fair value of the warrant of $1,956,000 to value the warrant based on the expected acceptance date between July 30, 2009 and December 30, 2009. The current assessment using the Black Scholes Model of the net fair value of these warrants as of September 30, 2008 is approximately $1.9 million and the fair value to be charged to research and development expense over the remaining 17 months of the expected delivery period.
During the nine months ended September 30, 2008 and 2007, the Company recorded research and development expense for warrants issued to Triple Ring of $668,188 and $ 0 respectively. Triple Ring warrant expense was $224,355 for the three months ended September 30, 2008. There were no Triple Ring warrant expenses costs in the quarter ended September 30, 2007. (See Note 5 “Related party transactions — Triple Ring Technologies, Inc.”).
On December 27, 2007, 75% of the Series A Warrants (1,248,439 warrants) which were related to Vision’s investment were treated as closing costs and charged against additional paid in capital in the amount of approximately $786,000. $1,056,000 of debt held by convertible debt holders with beneficial conversion options and the remaining $1,889,000 of the debt held by convertible debt holders who did not hold beneficial conversion options were also granted 400,521 5 year warrants to purchase common stock at $4.25 per share. These warrants are or were an inducement to convert debt and have been determined to be a change in conversion privileges as described in Statement of Financial Accounting Standards 84, Induced Conversions of Convertible Debt, “FAS84.” Accordingly, the fair market value of approximately $252,000 for the 400,521 warrants as valued under the Black Scholes method using an exercise price of $4.25 per share, a volatility of 37.81%, and 3.625% risk free interest rate is used to recognize as a debt conversion expense for the excess of fair value of securities transferred in excess of the fair value of securities issuable pursuant to the original conversion terms.

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The calculation of warrants valuation utilizing the Black-Scholes Model by warrant group as amended during the quarter ending September 30, 2008 consisted of:

			Common and
Warrant	Number of	Exercise	Preferred	Expected	Risk Free		Valuation
Group	Warrants	Price	Stock Price	Term in Years	Rate	Volatility	Computation
Series A	1,648,960	$4.25	$2.67	5	3.63%	37.81%	$1,038,754
Amended Series J-A	1,248,440	$4.25	$2.67	5	1.21%	43.27%	$231,082
Series J-A additional shares	1,872,660	$5.00	$2.67	5	1.21%	43.27%	$1,041,544
Amended Series J	3,745,320	$2.67	$2.67	0.1	1.77%	43.27%	$504,290
Consultants	600,000	$4.25	$2.67	5	3.63%	37.81%	$377,967
Triple Ring	1,332,000	$1.33	$2.67	1.4	3.98%	37.81%	$1,897,694
Series A Convertible Preferred Stock NovaRay Medical Inc.
At September 30, 2008 and December 31, 2007, convertible preferred stock of NovaRay Medical Inc. consisted of the following:

	September 30, 2008			December 31, 2007
			Liquidation			Liquidation
	Authorized	Issued	Preference	Authorized	Issued	Preference
Series A (NovaRay Medical, Inc.)	10,000,000	6,819,548	$0	10,000,000	4,946,888	$0
Common stock
At September 30, 2008 and December 31, 2007, common stock of NovaRay Medical consisted of the following:

	September 30, 2008		December 31, 2007
	Authorized	Issued	Authorized	Issued
Common Stock (NovaRay Medical, Inc.)	100,000,000	9,767,853	100,000,000	9,767,853
In October 2006, NovaRay entered into a series of subscription agreements with a group of investors to purchase 413,000 shares (pre-merger shares figure, post merger shares were 1,239,000 shares) of NovaRay’s common stock at prices ranging from $0.15 to $0.18 per share (pre-merger) in exchange for issuing full recourse promissory notes to NovaRay. Under the terms of these full recourse promissory notes, interest accrues at 5% annually and is payable to NovaRay on each anniversary date of the notes. Repayment of principal plus accrued interest was made in December 2007.
Treasury stock
In October 2006, NovaRay purchased 413,000 shares (pre-merger shares figure, post merger shares were 1,239,000 shares) shares of its common stock from one of its investors at the original issue price of $0.01 per share (pre-merger).
5. Related party transactions
Triple Ring Technologies, Inc.
Receivable from Triple Ring and headquarters lease
The Company currently sub-leases a portion of its headquarters facility to Triple Ring for 41.5% of the rent paid. Triple Ring is also the Guarantor of the headquarters lease agreement. The total rent paid by Triple Ring to the Company in the nine months ended September 30, 2008 was $86,932. As of September 30, 2008, a receivable from Triple Ring for $47,634 has been recorded for rents receivable.

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Deposits
As of September 30, 2008 and December 31, 2007, the Company’s deposits to Triple Ring consisted of the following:

	September 30,	December 31,
	2008	2007
Security Deposit with to Triple Ring	$500,000	$—
Deposits to a related party in the amount of $500,000 represent a long term deposit for services to be rendered by Triple Ring Technologies Inc. (“Triple Ring”) in accordance with the terms of the Professional Services Agreement (as defined below) between NovaRay and Triple Ring.
Accounts payable and accrued liabilities
As of September 30, 2008 and December 31, 2007, the Company’s accounts payable and accrued liabilities balances to Triple Ring were as follows:

	September 30,	December 31,
	2008	2007
Accounts payable to Triple Ring	$1,778,699	$128,865
Accrued liabilities to Triple Ring	$158,199	$—
Accounts Payable -Triple Ring are for services and supplies purchased under the Professional Services Agreement. Accrued liabilities to Triple Ring are for liabilities to Triple Ring for accrued services and supplies purchased under the Professional Services Agreement with Triple Ring.
Professional Services Agreement and Warrants
NovaRay has entered into the Professional Services Agreement with Triple Ring to perform ongoing product development work, final assembly and test for the cardiac imaging system. As partial consideration for these services, NovaRay issued a warrant to Triple Ring to purchase 1,332,000 shares of NovaRay common stock pursuant to a Warrant to Purchase Shares of NovaRay, Inc. dated as of December 19, 2007. The warrant will not be exercisable until the acceptance by NovaRay of the deliverables from Triple Ring in accordance with the terms of the Professional Services Agreement. The exercise price for the warrant is established based on the timing of the acceptance by NovaRay of such deliverables as set forth below:

Exercise Price
Date of Acceptance of the Deliverables	per Share
On or prior to March 30, 2009	$0.06
On or after March 31, 2009 but on or prior to July 30, 2009	$0.15
On or after July 30, 2009 but on or prior to December 30, 2009	$1.33
On or after December 30, 2009 but on or prior to February 28, 2010	$2.67
In the event the acceptance by NovaRay of the deliverables does not occur by February 28, 2010, the warrant shall terminate and not be exercisable. Professional services and materials in the amounts of approximately $7.1 million and $121,868 have been expensed as research and development in the nine months ended September 30, 2008 and 2007, respectively.
The following directors, officers and stockholders of the Company hold the following equity ownership interests in Triple Ring:

		Triple Ring
Name	NovaRay Medical Affiliation	Interest Ownership
Marc Whyte	CFO, COO, Director, Stockholder	21.15%
Edward Solomon	CTO, Director	21.15%
Joseph Heanue	Stockholder	21.15%
Augustus Lowell	Stockholder	21.15%
Brian Wilfey	Stockholder	15.40%

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Series A Warrants
On December 27, 2007, we issued Series A Warrants to purchase 1,648,960 shares of our common stock at an exercise price of $4.25 per share pursuant to the Purchase Agreement. The following related parties are holders of Series A Warrants to purchase a total of 359,513 shares of our common stock.

Number of
Series A
Name	Warrants
BioBridge LLC	33,044
Lynda Wijcik	40,646
Wheatley MedTech Partners, LP	47,544
W Capital Partners II, L.P.	147,647
Heartstream Capital B.V	90,632

359,513
Restricted Stock Purchase Agreement
NovaRay is a party to a restricted stock purchase agreement dated October 23, 2006 (the “Restricted Stock Purchase Agreement”), with Jack Price, president and chief executive officer of the Company, whereby Mr. Price has purchased 214,000 shares (pre-Merger share figure) of NovaRay common stock (the “Restricted Stock”) at $0.18 per common share. In accordance with the terms of the Restricted Stock Purchase Agreement, the Restricted Stock began vesting on November 1, 2006, and was 48% vested on September 30, 2008. From the date of November 1, 2007, the Restricted Stock shall vest in equal monthly installments over three years so long as Mr. Price continues to be employed by NovaRay. Upon an event constituting a change of control, the Restricted Stock will become fully vested. No expense was recorded for this restricted stock award as the price was considered to be the fair value of the Company’s common stock at that time.
6. Commitments and contingencies
The Company was committed under an operating lease for office space which expired in January 2008 with a monthly rent of $15,629 plus certain operating costs. Rental expense approximated $70,000 and $60,000 for the three months ended September 30, 2008 and 2007, respectively. Rental expense approximated $192,000 and $193,771 for the nine months ended September 30, 2008 and 2007, respectively. The Company moved from this location to its new headquarters location in Newark, California on March 31, 2008, upon expiration of lease.
On March 13, 2008, NovaRay entered into a lease agreement (the “Lease”) with BRCP Stevenson Point, LLC, a Delaware limited liability company (the “Landlord”). The Lease provides for an area consisting of approximately 41,118 rentable square feet of space in part of a building located at 39655-39677 Eureka Drive, Newark, California. The term of the Lease is five (5) years and four (4) months (the “Term”), which commenced on April 1, 2008. The guarantor under the Lease is Triple Ring. The Lease provides NovaRay with the right to assign or sublease all or a portion of the premises subject to the Lease to Triple Ring with not less than 10 days prior written notice to, but without the prior consent of, the Landlord, pursuant to the provisions set forth therein. Marc C. Whyte, Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of NovaRay, is the Chairman and a minority stockholder of Triple Ring. Edward G. Solomon, a member of the Board of Directors of NovaRay, is a co-founder, a minority stockholder, and a member of the Board of Directors of Triple Ring.
The base rents associated with this lease for the five year term are outlined below. In addition to monthly base rent, NovaRay will pay an additional $.267 per square foot as the tenant’s share of monthly operating expenses which is approximately $11,000 per month. The Company received approximately $140,000 in rent abatements as part of the lease and will be reimbursed for $575,652 of tenant improvements in 2008. In accordance with FASB Technical Bulletin 88-1, The Company has recorded these allowances as deferred rent and is amortized as a reduction of rent expense over the life of the lease. Rent expense net of these items is recognized on a straight line basis as required by FASB Technical Bulletin 88-1.

	Monthly Rate	Monthly
Months of Term	Per Square Foot	Base Rent
Month 1 — Month 18	$0.85	$34,950.30
Month 19 — Month 30	$0.88	$36,183.84
Month 31 — Month 42	$0.90	$37,006.20
Month 43 — Month 54	$0.93	$38,239.74
Month 55 — Month 64	$0.96	$39,473.28

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7. Subsequent Events
On October 31, 2008, Vision exercised a warrant as to 1,445,450 shares of Series A Convertible Preferred Stock of the Company at an exercise price of $2.67 per share, and Vision Capital Advantage Fund, L.P. exercised a warrant as to 427,210 shares of Series A Preferred Stock of the Company at an exercise price of $2.67 per share. The Company received the aggregate exercise price of $5,000,002. Such issuance and sale of Series A Convertible Preferred Stock of the Company were made pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, as Vision and Vision Capital Advantage Fund, L.P. each represented to the Company that it was an “accredited investor” as defined in Regulation D promulgated under the Securities Actor 1933, as amended.
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Statements in this Quarterly Report on Form 10-Q may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These forward-looking statements include, without limitation, those statements contained in this Quarterly Report on Form 10-Q regarding our anticipated growth, our goal to begin placements of our cardiac catheterization imaging systems in the first half of 2009, the effects of the adoption of accounting standards on our financial statements, our statement that development and manufacturing expenses are anticipated to increase in future quarters, our expectation that we will incur increased selling, general, and administrative expenses in connection with the development of our sales and marketing organization, the expansion of our facilities and staff, and the commercial launch of our system, our expectation that our need for funds will increase from period to period as we increase the scope of our development, marketing, and manufacturing activities, our statement that we anticipate incurring expenses of approximately $12 million for the development and manufacturing startup and the marketing, sales, regulatory and general administrative expenses over the next twelve months, our expectation with respect to future hiring by us, our expectation that we will expand our production facilities or establish alternate facilities, our beliefs regarding our efforts to remediate deficiencies in our internal control over financial reporting, anticipated timing of acceptance of deliverables in connection with our professional services agreement with Triple Ring Technologies, Inc., and our belief that the financial resources available to us, including our current working capital, will be sufficient to finance our planned operations and capital expenditures until the beginning of our third fiscal quarter of our fiscal year 2009. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those factors described under “Risk Factors,” in our Form 10-KSB for the year ended December 31, 2007, and other filings we file with the Securities and Exchange Commission (the “SEC”), and those factors discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Quarterly Report on Form 10-Q. In addition, such statements could be affected by risks and uncertainties related to unanticipated changes and effects to accounting standards to which we are subject, unanticipated costs related to development and manufacturing of our products, the failure by us to establish early placements of our product, the risk that our products will be found to be ineffective, or that the product, if effective, will be difficult to manufacture on a large scale, or will be uneconomical to market, our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this Quarterly Report on Form 10-Q.
Overview
On October 6, 2006, Vision Acquisition I, Inc. was incorporated under the laws of the State of Delaware to investigate and, if such investigation warranted, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. On December 26, 2007, Vision Acquisition I, Inc., a Delaware corporation (“Vision Acquisition”), Vision Acquisition Subsidiary, Inc., a newly-formed wholly-owned subsidiary of Vision Acquisition (“Merger Sub”), and NovaRay, Inc., a Delaware corporation (“NovaRay”) entered into a merger agreement (the “Merger Agreement”) whereby Merger Sub merged with and into NovaRay, with NovaRay remaining as the surviving corporation with the stockholders of NovaRay exchanging all of their stock in NovaRay for a total of 9,580,587 shares of common stock of NovaRay Medical, Inc., a Delaware corporation (the “Company”, “NovaRay Medical”, “we”, or “our”) (immediately prior to the closing of the Merger, Vision Acquisition’s name was changed to NovaRay Medical, Inc.), constituting approximately 98.08% of the outstanding shares of common stock of NovaRay Medical (the “Merger”). Each such NovaRay stockholder received three (3) shares of NovaRay Medical’s common stock in exchange for one (1) share of NovaRay common stock. Upon completion of the Merger, we adopted NovaRay’s business plan. The combined company is named NovaRay Medical, Inc. We have incurred ongoing losses totaling approximately $15.7 million from operations since our date of inception (June 7, 2005) through September 30, 2008. To date, substantially all of our expenditures have been related to research development, administration, continuing intellectual property maintenance, and support of the cardiac catheterization

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imaging system technology. Product development has commenced using Triple Ring, and development and manufacturing expenses are anticipated to increase in future quarters for personnel and equipment cost required for the product introduction and the start-up of our manufacturing efforts. We expect to incur increased selling, general, and administrative expenses in connection with the development of our sales and marketing organization, the expansion of our facilities and staff, and the commercial launch of our system. During the third quarter of 2008, we continued product development and secured an additional $5 million in funding for product development and commercialization.
We have achieved no revenues to date. Our goal is to begin placements for our cardiac catheterization imaging systems in the first half of 2009. We believe that the success of early placements will be critical to gathering strong customer references for future sales. Our efforts are subject to the risks inherent in the development of innovative products, including the risk that the product will be found to be ineffective, or that the product, if effective, will be difficult to manufacture on a large scale, or will be uneconomical to market. No assurance can be given that we will be able to produce our system in commercial quantities at acceptable costs or without delays, or that we will be able to market our system successfully. Any failure of the device to achieve acceptable market performance or the identification of technical deficiencies could lead to delays in the introduction and market acceptance of the product and could jeopardize the viability of our company. In addition, we will need to obtain additional regulatory approvals before our system can be sold in a number of significant international markets, and we may encounter delays in obtaining such approvals or other regulatory delays to the commercial productions of our system.
Critical Accounting Policies and Estimates
The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. Currently, our only estimates are those of depreciation expense, valuation of warrants, common and preferred stock as well as the probabilities used Triple Ring development milestones. We base our estimates on historical experience and on other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
Property and equipment
The Company records property and equipment at cost and calculates depreciation using the straight-line method over the shorter of estimated useful life of the assets or length of building lease contract (for leasehold improvements) which is estimated to be three years for computer hardware, 5 years for software and equipment and the remaining lease contract life of 60 months for leasehold improvements. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized. The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statements of operations.
Warrants
The Company from time to time issues preferred and common stock warrants to acquire services or goods from non-employees. Preferred and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by Emerging Issues Task Force (“EITF”) Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”
Preferred and common stock warrants are valued using the Black-Scholes Model on the basis of the market price of the underlying common stock on the “valuation date.” We estimated the current stock price, which as a non-trading public company is not readily available. We valued the preferred stock using the last price at which a sale of Series A preferred was sold. With respect to the common stock we used a value consistent with the value of our Series A preferred. The Series A preferred has no liquidation preference, is convertible one-to-one to common, has no redemption features and is non-voting. Its features closely resemble that of the common stock. Volatility was estimated based on an average of six similar public companies. Expected term was estimated based on the length of the warrant contract and a dividend yield of 0% was based on the dividend trend for most development stage companies. Risk free rates were based on US Treasury bill rates.

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Results of Operations
Research and Development
Research and development expenses are primarily attributable to Triple Ring performing research and development activities for NovaRay Medical and the recording of research and development expense associated with the Warrant to Purchase Shares of NovaRay, Inc. issued to Triple Ring dated as of December 19, 2007, exercisable for 1,332,000 shares of our common stock. Research and development costs increased approximately $3,435,000 from $9,410 during the three months ended September 30, 2007, to approximately $3,445,000 during the three months ended September 30, 2008, primarily due to increased use of the services of Triple Ring to accelerate the research and development of NovaRay ScanCath product. Approximately $3.2 million was spent on development projects with Triple Ring during the quarter ended September 30, 2008 as compared with $9,410 during the quarter ended September 30, 2007. Warrant expense was approximately $224,000 for the three months ended September 30, 2008. There were no warrant expenses in the nine months ended September 30, 2007.
Research and development costs increased approximately $7.6 million from approximately $122,000 during the nine months ended September 30, 2007, to approximately $7.7 million during the nine months ended September 30, 2008, due to increased use of the services of Triple Ring for research and development of initial systems targeted for mid 2009 deployment. Approximately $7.1 million was spent on development projects with Triple Ring during the nine months ended September 30, 2008 as compared with approximately $122,000 during the nine months ended September 30, 2007. Warrant expense was approximately $668,000 for the nine months ended September 30, 2008.
General and Administrative
General and Administrative expenses increased approximately $464,000 or 189%, from approximately $245,000 during the three months ended September 30, 2007, to approximately $710,000 during the three months ended September 30, 2008, due to increased expenses of approximately $288,000 for payroll and payroll-related expenses, $13,000 for professional fees for legal, audit, and tax services, and $122,000 for executive and financial consulting. Fees paid to Triple Ring for executive consulting services during the three months ended September 30, 2007 were approximately $105,000 and there were no executive consulting fees paid to Triple Ring during the three months ended September 30, 2008.
General and Administrative expenses increased approximately $1.6 million, from $757,000 during the nine months ended September 30, 2007, to approximately $2.4 million during the nine months ended September 30, 2008, due to increased expenses of approximately $0.8 million for payroll and payroll-related expenses, approximately $0.4 million for professional fees for legal, audit, and tax services, approximately $0.3 million for executive and financial consulting services, approximately $36,000 for the costs of moving to our new headquarters facility Fees paid to Triple Ring for executive consulting services during the nine months ended September 30, 2007 were approximately $0.3 million.
Interest Expense
Interest expense decreased approximately $68,000 from the three months ended September 30, 2007, as compared to the three months ended September 30, 2008, due to the conversion of debt into shares of our Series A Convertible Preferred Stock.
Interest expense decreased approximately $185,000 from the nine months ended September 30, 2007, as compared to the nine months ended September 30, 2008, due to the conversion of debt into shares of our Series A Convertible Preferred Stock.
Liquidity and Capital Resources
Our need for funds may increase from period to period as we increase the scope of our development, marketing, and manufacturing activities. From inception through September 30, 2008, we have funded this need with net proceeds of approximately $16.3 million, which we obtained through private placements of equity securities and issuances of short- and long-term debt instruments.

17

On August 29, 2008, NovaRay Medical, Inc. (the “Company”) entered into an amendment of the Company’s Series J Warrant No. W-J-07-1 to purchase shares of the Company’s Series A Convertible Preferred Stock and issued as of December 27, 2007 (the “Series J Warrant”) to increase the maximum number of shares of Series A Convertible Preferred Stock of the Company exercisable by Vision Opportunity Master Fund, Ltd. from 2,309,468 to 3,745,320 and to decrease the initial exercise price from $4.33 to $2.67 per share of Series A Convertible Preferred Stock of the Company and to amend the term of the Series J Warrant such that with respect to 1,872,660 shares of Series A Convertible Preferred Stock of the Company, the Series J Warrant shall expire at 11:59 p.m., eastern time, on September 8, 2008 and with respect to the remaining 1,872,660 shares of Series A Convertible Preferred Stock of the Company, the Series J Warrant shall expire at 11:59 p.m., eastern time, on November 1, 2008. On August 29, 2008, the Company also entered into an amendment of the Company’s Series J-A Warrant No. W-JA-07-1 to purchase shares of Common Stock of the Company and issued as of December 27, 2007 (the Series J-A Warrant”) (i) to increase the maximum number of shares of Common Stock of the Company exercisable by Vision Opportunity Master Fund, Ltd. from 769,822 to 1,248,440 and to decrease the initial exercise price for such shares from $6.91 to $4.25 per share of Common Stock of the Company; (ii) to allow for an additional exercise of up to 936,330 shares of the Common Stock of the Company at an initial exercise price of $5.00 and a term of five years until September 8, 2013 subject to both the exercise of the Series J Warrant as amended for 1,872,660 shares of Series A Convertible Preferred Stock of the Company and receipt by the Company of proceeds of at least $5,000,002.20 on or prior to September 8, 2008; and (iii) to allow for an additional exercise of up to 936,330 shares of the Common Stock of the Company at an initial exercise price of $5.00 and a term of five years until November 1, 2013 subject to both the exercise of the Series J Warrant as amended for the number of shares equal to the difference between the initial exercise of the Series J Warrant and 3,745,320 shares of the Company’s Series A Convertible Preferred Stock and receipt of proceeds of at least $10,000,004.40 (inclusive of all amounts received after August 29, 2008) on or prior to November 1, 2008.
On August 29, 2008, the Company also entered into a Letter Agreement with Vision Opportunity Master Fund, Ltd., pursuant to which Vision Opportunity Master Fund, Ltd. agreed, in consideration of the amendments to the Series J Warrant and the Series J-A Warrant, to exercise the Series J Warrant as amended, with respect to at least 1,872,660 shares of Series A Convertible Preferred Stock of the Company on or prior to September 8, 2008 such that the Company receives proceeds of at least $5,000,002.20.
On September 5, 2008, Vision Opportunity Master Fund, Ltd. exercised the Series J Warrant as to 1,872,660 shares of Series A Convertible Preferred Stock of the Company at an exercise price of $2.67 per share. The Company received the aggregate exercise price of $5,000,002.20.
On December 27, 2007, we received gross proceeds in excess of $10 million pursuant to the Series A Convertible Preferred Stock and Warrant Purchase Agreement, dated as of December 27, 2007 (the “Purchase Agreement”), by and among the Company and certain investors, pursuant to which such investors invested an aggregate of approximately $13.0 million, including in excess of $10 million in cash, to purchase an aggregate of (i) 4,946,888 shares of our Series A Convertible Preferred Stock each being initially convertible into 1 share of our common stock, (ii) Series A Warrants to purchase 1,648,960 shares of our common stock at an exercise price of $4.25 per share (“Series A Warrants”), (iii) a Series J Warrant issued to Vision to purchase 2,309,469 shares of our Series A Convertible Preferred Stock at an exercise price of $4.33 per share, and (iv) the Series J-A Warrant issued to Vision to purchase up to 769,822 shares of our common stock at an exercise price of $6.91 per share, such number of shares equal to thirty-three and one-third percent (33 1/3%) of the total of the number of shares actually purchased pursuant to exercises of the Series J Warrant (the Series A Warrants, the Series J Warrant, and the Series J-A Warrant, collectively the “Warrants” and each a “Warrant”) (the “Financing”).
As of September 30, 2008, our principal source of liquidity included cash and short-term investments of approximately $4.6 million.
We plan to finance our capital needs principally from the net proceeds of the sale of our common and preferred stock and our existing capital resources. Our working capital and capital requirements will depend on numerous factors, including the level of resources that we devote to the development, clinical, regulatory, and marketing aspects of our product. We anticipate incurring expenses of approximately $12 million for the development and manufacturing startup and the marketing, sales, regulatory and general administrative expenses over the next 12 months. This includes hiring 6 new employees. As we expand from the development stage, we expect to expand our production facilities or establish alternate facilities and to hire additional marketing, and sales personnel. We believe that the financial resources available, including our current working capital, will be sufficient to finance our planned operations and capital expenditures until the beginning of our third fiscal quarter of 2009. We further believe that the level of financial resources available to us is an important competitive factor and, accordingly, we may seek to raise additional capital through public or private equity or debt financing(s) in the future. Failure to raise such capital may adversely affect our operations and prospects.

18

Item 3. Quantitative and Qualitative Disclosures About Market Risk.
Not Applicable.
Item 4T. Controls and Procedures.
Evaluation of Disclosure Controls and Procedures.
We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the United States Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management; including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.
We carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-14 as of the end of the period covered by this report. Based upon the foregoing, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were not effective due to the existence of two material weaknesses related to our accounting for conversion of notes payable into preferred stock and our accounting for warrants related to the conversion transaction and for warrants issued for services as well as controls surrounding our preparation of the statement of cash flows. We restated our consolidated financial statements for the year ended December 31, 2007 and quarter ended March 31, 2008 in order to properly reflect debt extinguishment and debt conversion expenses and the cost of warrants issued for debt conversion and non employee services. Additionally, for this report, certain reclassifications were made in the preparation of the statement of cash flows for the period from inception (June 7, 2005) to September 30, 2008 and such reclassifications affected previously reported cash flow information.
We are in the process of improving our internal control over financial reporting in an effort to remediate this deficiency through improved supervision and training of our accounting staff. This deficiency has been disclosed to our Board of Directors. We have taken the following steps to correct this weakness:
•	In July 2008, we engaged a third party consultant to assist in day to day accounting matters.

•
In July and August 2008, we upgraded our knowledge of accounting pronouncements related to debt extinguishment and conversion through training and study on the relevant pronouncements related to debt extinguishment, debt conversion and the related accounting for warrants issued during a debt conversion and warrants issued in exchange for services.

•	We plan to improve our internal review of our financial statements including our statements of cash flows.
We believe that this effort is sufficient to fully remedy this deficiency and we are continuing our efforts to improve and strengthen our control processes and procedures. Our Chief Executive Officer and Chief Financial Officer and directors will continue to work with our auditors and other outside advisors to ensure that our controls and procedures are adequate and effective.
Changes in Internal Controls
Except as discussed above, our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, has concluded there were no changes in our internal controls over financial reporting that occurred during our last fiscal quarter that has materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

19

PART II — Other Information
Item 1. Legal Proceedings.
We are not currently a party to any legal proceedings. From time to time, we may be involved in legal proceedings and claims arising out of the ordinary course of business.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
On September 5, 2008, Vision exercised the Series J Warrant as to 1,872,660 shares of Series A Convertible Preferred Stock of the Company at an exercise price of $2.67 per share. The Company received the aggregate exercise price of $5,000,002.20. Such issuance and sale of Series A Convertible Preferred Stock of the Company were made pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, as Vision represented to the Company in the purchase agreement related to the issuance of the Series J Warrant and the Series J-A Warrant, that it was an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.
Item 3. Defaults Upon Senior Securities.
None.
Item 4. Submission of Matters to a Vote of Security Holders.
None.
Item 5. Other Information.
None.

20

Item 6. Exhibits.
Index to Exhibits

2.1	Agreement and Plan of Merger, dated December 26, 2007, by and among Vision Acquisition I, Inc., NovaRay, Inc. and Vision Acquisition Subsidiary, Inc.(1)
3.1	Complete Copy of the Certificate of Incorporation, as amended.(2)
3.2	Bylaws.(3)
10.1	Amendment to Series J Warrant To Purchase Shares of Series A Convertible Preferred Stock Number W-J-07-1, dated August 29, 2008, by and between Vision Opportunity Master Fund, Ltd. and NovaRay Medical, Inc.(5)
10.2	Amendment To Series J-A Warrant To Purchase Shares of Common Stock Number W-JA-07-1, dated August 29, 2008, by and between Vision Opportunity Master Fund, Ltd. and NovaRay Medical, Inc.(6)
10.3	Letter Agreement, dated August 29, 2008, by and between NovaRay Medical, Inc. and Vision Opportunity Master Fund, Ltd.(7)
3.3	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the NovaRay Medical, Inc.(4)
31.1	Certification of Jack E. Price, Chief Executive Officer, pursuant to Rules 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended.
31.2	Certification of Marc C. Whyte, Chief Financial Officer, pursuant to Rules 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934,as amended.
32.1	Certification of Jack E. Price, Chief Executive Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of Marc C. Whyte, Chief Financial Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Incorporated by reference to the Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2007.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2008.

(3)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10-SB (No. 000-52731) filed with the SEC on July 20, 2007.

(4)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2007.

(5)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2008.

(6)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2008.

(7)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2008.

21

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on November 19, 2008.

NOVARAY MEDICAL, INC.

By:	/s/ Jack E. Price
Jack E. Price
President and Chief Executive Officer

By:	/s/ Marc C. Whyte
Marc C. Whyte
Chief Financial Officer and Chief Operating Officer

22

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 26, 2007, by and among Vision Acquisition I, Inc., NovaRay, Inc. and Vision Acquisition Subsidiary, Inc.(1)
3.1	Complete Copy of the Certificate of Incorporation, as amended.(2)
3.2	Bylaws.(3)
3.3	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the NovaRay Medical, Inc.(4)
10.1	Amendment to Series J Warrant To Purchase Shares of Series A Convertible Preferred Stock Number W-J-07-1, dated August 29, 2008, by and between Vision Opportunity Master Fund, Ltd. and NovaRay Medical, Inc.(5)
10.2	Amendment To Series J-A Warrant To Purchase Shares of Common Stock Number W-JA-07-1, dated August 29, 2008, by and between Vision Opportunity Master Fund, Ltd. and NovaRay Medical, Inc.(6)
10.3	Letter Agreement, dated August 29, 2008, by and between NovaRay Medical, Inc. and Vision Opportunity Master Fund, Ltd.(7)
31.1	Certification of Jack E. Price, Chief Executive Officer, pursuant to Rules 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended.
31.2	Certification of Marc C. Whyte, Chief Financial Officer, pursuant to Rules 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934,as amended.
32.1	Certification of Jack E. Price, Chief Executive Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of Marc C. Whyte, Chief Financial Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Incorporated by reference to the Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2007.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2008.

(3)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10-SB (No. 000-52731) filed with the SEC on July 20, 2007.

(4)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2007.

(5)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2008.

(6)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2008.

(7)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2008.

23

Exhibit 31.1
NOVARAY MEDICAL, INC.
CERTIFICATION PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002
I, Jack E. Price, certify that:
1.	I have reviewed this quarterly report on Form 10-Q of NovaRay Medical, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: November 19, 2008

/s/ Jack E. Price
Jack E. Price Chief Executive Officer

Exhibit 31.2
NOVARAY MEDICAL, INC.
CERTIFICATION PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002
I, Marc C. Whyte, certify that:
1.	I have reviewed this quarterly report on Form 10-Q of NovaRay Medical, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: November 19, 2008

/s/ Marc C. Whyte
Marc C. Whyte Chief Financial Officer

Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the periodic report of NovaRay Medical, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Jack E. Price, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.
Date: November 19, 2008

/s/ Jack E. Price
Jack E. Price Chief Executive Officer

Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the periodic report of NovaRay Medical, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Marc C. Whyte, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.
Date: November 19, 2008

/s/ Marc C. Whyte
Marc C. Whyte Chief Financial Officer

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SEC FILE NUMBER
000-52731

CUSIP NUMBER

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 12b-25
NOTIFICATION OF LATE FILING

(Check one):	☐ Form 10-K ☐ Form 20-F ☐ Form 11-K ☑ Form 10-Q ☐ Form 10-D ☐ Form N-SAR ☐ Form N-CSR

	For Period Ended:	September 30, 2008

☐ Transition Report on Form 10-K

☐ Transition Report on Form 20-F

☐ Transition Report on Form 11-K

☐ Transition Report on Form 10-Q

☐ Transition Report on Form N-SAR

For the Transition Period Ended:

Read Instruction (on back page) Before Preparing Form. Please Print or Type.
Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.
If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates:
PART I — REGISTRANT INFORMATION
NOVARAY MEDICAL, INC.

Full Name of Registrant
VISION ACQUISITION I, INC. (Filings through November 21, 2007)

Former Name if Applicable
39655 Eureka Drive, Suite A

Address of Principal Executive Office (Street and Number)
Newark, California 94560

City, State and Zip Code
PART II — RULES 12b-25(b) AND (c)
If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

☑	(a)	The reason described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense

☑	(b)	The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, Form 11-K, Form N-SAR or Form N-CSR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q or subject distribution report on Form 10-D, or portion thereof, will be filed on or before the fifth calendar day following the prescribed due date; and

☐	(c)	The accountant’s statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.
PART III — NARRATIVE
State below in reasonable detail why Forms 10-K, 20-F, 11-K, 10-Q, 10-D, N-SAR, N-CSR, or the transition report or portion thereof, could not be filed within the prescribed time period.
Although management believes the preparation of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 is substantially complete, the Registrant was unable to file by the prescribed due date of November 14, 2008, without unreasonable effort or expense, because management needs additional time to finalize the unaudited financial statements to be included in such filing.

The Registrant currently expects that the preparation and review of the unaudited financial statements to be included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 will be completed within the time provided by this Form 12b-25, at which time the Registrant would file its Quarterly Report on Form 10-Q.

SEC 1344 (05-06)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

(Attach extra Sheets if Needed)
PART IV — OTHER INFORMATION
(1)	Name and telephone number of person to contact in regard to this notification

Marc C. Whyte	(510)	619-9200
(Name)	(Area Code)	(Telephone Number)
(2)	Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If answer is no, identify report(s).
Yes ☑ No ☐

(3)	Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
Yes ☑ No ☐

If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

The Registrant currently anticipates reporting a greater net loss for the quarterly period ended September 30, 2008, as compared to the net loss for the quarterly period ended September 30, 2007. The increase in net loss for the quarterly period ended September 30, 2008 as compared to the prior corresponding period is due to, among other things, increased research and development costs and additional costs resulting from the Registrant’s acquisition of NovaRay, Inc. and adoption of NovaRay, Inc.’s business plan in December 2007. A reasonable estimate of the results cannot be made at this time due to ongoing review of the unaudited financial statements to be included in the Registrant’s Form 10-Q for the period ended September 30, 2008.

NOVARAY MEDICAL, INC.
(Name of Registrant as Specified in Charter)
has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.

Date	November 17, 2008	By	/s/ Jack Price

Jack Price
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

NovaRay Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52731	16-1778998
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39655 Eureka Drive, Suite A, Newark, California	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 619-9200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 31, 2008, Vision Opportunity Master Fund, Ltd. exercised a warrant as to 1,445,450 shares of Series A Convertible Preferred Stock of NovaRay Medical, Inc. (the “Company”) at an exercise price of $2.67 per share, and Vision Capital Advantage Fund, L.P. exercised a warrant as to 427,210 shares of Series A Preferred Stock of the Company at an exercise price of $2.67 per share. The Company received the aggregate exercise price of $5,000,002.20. Such issuance and sale of Series A Convertible Preferred Stock of the Company were made pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, as Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, L.P. each represented to the Company that it was an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaRay Medical, Inc.

Dated: November 4, 2008	By:	/s/ Jack Price
	Name:	Jack Price
	Title:	President and Chief Executive Officer

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.                     )
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Check the appropriate box:
☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
NovaRay Medical, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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	(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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JACK PRICE
President and Chief Executive Officer
October 20, 2008
To our Stockholders:
     I am pleased to invite you to attend the annual meeting of stockholders of NovaRay Medical, Inc., to be held on Thursday, November 20, 2008, at 1:00 p.m. at NovaRay Medical, Inc., 39655 Eureka Drive, Suite A, Newark, California 94560.
     Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
     Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Although you may vote in person at the annual meeting, you may also vote by mailing a proxy card. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.
     NovaRay values the participation of its stockholders. Your vote is an important part of our system of corporate governance and I strongly encourage you to participate.
     Thank you for your prompt response.
Sincerely,
/s/ Jack Price
Jack Price
President and Chief Executive Officer

Annual Stockholders’ Meeting
November 20, 2008
YOUR VOTE IS IMPORTANT
Notice
NovaRay Medical, Inc. (the “Company”) will hold its 2008 Annual Meeting of Stockholders as follows:
Thursday, November 20, 2008
1:00 P.M.
NovaRay Medical, Inc.
39655 Eureka Drive, Suite A
Newark, California 94560
At the meeting, stockholders will vote on the following matters:
(i)	the election of seven Company directors;

(ii)	the ratification of the appointment of BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm;

(iii)	the approval and ratification of the NovaRay Medical, Inc. 2008 Stock Incentive Plan; and

(iv)	such other business as may properly come before the meeting.
You can vote two different ways. You can vote by attending the meeting or by proxy card.
Stockholders of record at the close of business on September 23, 2008 (the “Record Date”), are entitled to vote. On that day, approximately 9.8 million shares of the Company’s common stock were outstanding. Each share entitles the holder to one vote. Cumulative voting is not permitted for the election of directors. The Board of Directors of the Company (the “Board”) asks you to vote in favor of each of the proposals. This proxy statement provides you with detailed information about each proposal. We are also using this proxy statement to discuss our corporate governance and compensation practices and philosophies.
We encourage you to read this proxy statement carefully. In addition, you may obtain information about the Company from the Annual Report to Stockholders included with this mailing and from documents that we have filed with the Securities and Exchange Commission (the “SEC”).
You may revoke your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may revoke your proxy instructions by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request it to be revoked. For shares held beneficially by you, you may revoke your proxy instructions by submitting new voting instructions to your broker or nominee.
This proxy statement and the accompanying proxy card are being distributed on or about October 20, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
APPROVAL AND RATIFICATION OF THE NOVARAY MEDICAL, INC. 2008 STOCK INCENTIVE PLAN
OTHER MATTERS
COMMUNICATING WITH US AND OTHER MATTERS
ANNUAL REPORT
A copy of the Annual Report on Form 10-KSB, which includes financial statements, is being mailed with this Proxy Statement.
You may receive an additional copy of these documents at no charge upon request directed to:
NovaRay Investor Relations
39655 Eureka Drive, Suite A, Newark, California 94560
telephone: (510) 619-9200; email: investors@novaraymedical.com
Financial reports may also be accessed on our Web site at www.novaraymedical.com.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information with respect to beneficial ownership of our common stock, as of September 30, 2008, by:
•	each beneficial owner of 5% or more of the currently outstanding shares of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.
     In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 30, 2008, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o NovaRay Medical, Inc., 39655 Eureka Drive, Suite A, Newark, California 94560.
     Each stockholder’s percentage ownership is based on 9,767,853 shares of our common stock outstanding as of September 30, 2008.

	Amount and Nature of Beneficial
	Ownership
		Notes Convertible
		and Options and
		Warrants
Name of		Exercisable
Beneficial		Within	Percent of
Owner	Shares	60 Days	Class
Holders of More than 5%
Wheatley MedTech Partners, L.P.(1) 80 Cuttermill Road, Suite 302 Great Neck, New York 11021	1,918,845		19.64%
W Capital Partners II, L.P. (2) One East 52nd Street, 5th Floor New York, New York 10022	1,101,000		11.27%
BioBridge LLC(3) 15941 Overlook Drive Los Gatos, CA 95070	945,489		9.68%
Fountainhead Capital Partners Limited(4) Portman House, Hue Street St. Helier, Jersey, Channel Islands JE4 5RP	1,203,732	600,000	17.40%

	Amount and Nature of Beneficial
	Ownership
		Notes Convertible
		and Options and
		Warrants
Name of		Exercisable
Beneficial		Within	Percent of
Owner	Shares	60 Days	Class
Directors and Executive Officers
David Dantzker(5)	1,918,845		19.64%
Jack Price(6)	642,000		6.57%
Edward Solomon(7)	381,231		3.90%
Marc Whyte(8)	381,231		3.90%
Lynda Wijcik(9)	2,535,489		25.96%
George J. M. Hersbach(10)	458,670		4.70%
All executive officers and directors as a group (7 persons)	6,317,466		64.68%

(1)	Holdings consist of: (i) 1,918,845 shares of our common stock, (ii) a Series A Warrant to purchase 47,544 shares of our common stock at an exercise price of $4.25 per share, and (iii) 142,632 shares of our Series A Convertible Preferred Stock. David Dantzker, a voting member of Wheatley MedTech Partners LLC (the general partner of Wheatley MedTech Partners, L.P.) and a director of the Company, and each of Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Jonathan Lieber, Seth Lieber and Nancy Casey, who are each voting members of Wheatley MedTech Partners LLC, has shared investment control and shared voting control over all of these securities. The Series A Warrant and Series A Convertible Preferred Stock referenced in this paragraph are subject to the Series A Warrant Exercise Restriction (as defined in “Description of Securities” in our Form 10-KSB) and the Conversion Restriction (as defined in “Description of Securities” in our Form 10-KSB).

(2)	Holdings consist of: (i) 1,101,000 shares of our common stock; (ii) Series A Warrants to purchase an aggregate of up to 147,647 shares of our common stock at an exercise price of $4.25 per share; and (iii) 442,944 shares of our Series A Convertible Preferred Stock. WCP GP II, L.P., the general partner of W Capital Partners II, L.P., may be deemed to beneficially own the securities described in this paragraph. WCP GP II, L.P. disclaims beneficial ownership of such securities. As the general partner of WCP GP I, L.P., WCP GP II, LLC may be deemed to beneficially own the securities described in this paragraph. WCP GP II, LLC disclaims beneficial ownership of such securities. David Wachter, Robert Migliorino and Stephen Westheimer, members of WCP GP II, LLC, each has shared voting and dispositive power with respect to the securities described in this paragraph. The Series A Warrants and Series A Convertible Preferred Stock referenced in this paragraph are subject to the Series A Warrant Exercise Restriction and the Conversion Restriction. W Capital Partners II, L.P. purchased these securities from AIG Horizon Partners Fund, L.P., AIG Horizon Side-By-Side Fund, L.P., AIG Private Equity Portfolio, L.P., AIU Insurance Company and Commerce and Industry Insurance Company on January 16, 2008.

(3)	Holdings consist of: (i) 945,489 shares of our common stock, (ii) a Series A Warrant to purchase 33,044 shares of our common stock at an exercise price of $4.25 per share, and (iii) 99,132 shares of our Series A Convertible Preferred Stock. Lynda Wijcik and Alex Barkas, controlling members of BioBridge LLC, exercises shared investment and voting control over all of these securities. The Series A Warrant and Series A Convertible Preferred Stock referenced in this paragraph are subject to the Series A Warrant Exercise Restriction and the Conversion Restriction.

(4)	Holdings consist of: (i) 1,203,732 shares of our common stock and (ii) a warrant to purchase 600,000 shares of our common stock at an exercise price of $4.25 per share. Carole Dodge and Giselle Le Mar, directors of Fountainhead Capital Partners Limited, exercise shared investment and voting control over all of these securities.

(5)	Holdings consist of the following securities held by Wheatley MedTech Partners, L.P.: (i) 1,918,845 shares of our common stock, (ii) a Series A Warrant to purchase 47,544 shares of our common stock at an exercise price of $4.25 per share, and (iii) 142,632 shares of our Series A Convertible Preferred Stock. David Dantzker, a voting member of Wheatley MedTech Partners LLC (the general partner of Wheatley MedTech Partners, L.P.) and a director of the Company, and each of Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Jonathan Lieber, Seth Lieber and Nancy Casey, who are each voting members of Wheatley MedTech Partners LLC, exercises shared investment and voting control over all of these securities. The Series A Warrant and Series A Convertible Preferred Stock referenced in this paragraph are subject to the Series A Warrant Exercise Restriction and the Conversion Restriction.

(6)	Jack Price is a director, President and Chief Executive Officer of the Company. In accordance with the terms of a Restricted Stock Purchase Agreement dated October 23, 2006, these shares are subject to vesting, with 25%

of such shares vesting on October 31, 2007, and the remaining shares vesting in equal monthly installments over three years so long as Mr. Price continues to provide services to the Company. Upon an event constituting a change of control, all of these shares will become fully vested.

(7)	Edward Solomon is a director, Chief Technical Officer and the Corporate Secretary of the Company.

(8)	Marc Whyte is a director, Chief Financial Officer and Chief Operating Officer of the Company.

(9)	Holdings consist of: (i) 945,489 shares of our common stock held by BioBridge LLC, (ii) 1,590,000 shares of our common stock held by Lynda Wijcik, (iii) a Series A Warrant to purchase 33,044 shares of our common stock held by BioBridge LLC at an exercise price of $4.25 per share, (iv) a Series A Warrant to purchase 40,646 shares of our common stock held by Lynda Wijcik at an exercise price of $4.25 per share, (v) 99,132 shares of our Series A Convertible Preferred Stock held by BioBridge LLC, and (vi) 121,939 shares of our Series A Convertible Preferred Stock held by Lynda Wijcik. Lynda Wijcik and Alex Barkas, controlling members of BioBridge LLC, exercises shared investment and voting control over all of the securities held by BioBridge LLC. The Series A Warrants and Series A Convertible Preferred Stock referenced in this paragraph are subject to the Series A Warrant Exercise Restriction and the Conversion Restriction.

(10)	Holdings consist of the following securities held by Heartstream Capital B.V.: (i) 458,670 shares of our common stock, (ii) warrants to purchase 90,632 shares of our common stock at an exercise price of $4.25 per share, and (iii) 271,896 shares of our Series A Convertible Preferred Stock. George J.M. Hersbach, the President and Chief Executive Officer of Heartstream Capital B.V., and Rene V. Van Der Kwaak, Chief Commercial Officer of Heartstream Capital B.V., each exercises shared investment and voting control over all of these securities. The Series A Warrant and Series A Convertible Preferred Stock referenced in this paragraph are subject to the Series A Warrant Exercise Restriction and the Conversion Restriction.

PROPOSALS TO BE VOTED ON
Proposal No. 1
ELECTION OF DIRECTORS
The Board has approved seven nominees for election to the Board this year. Each of the nominees has served as a director since December 2007 except for David Foster who has served as a director since September 2008. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected or until their earlier resignation or removal. There are no family relationships among the Company’s executive officers and directors.
Vote Required
In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected.
Information about Nominees
DAVID DANTZKER, M.D.
Director since December 2007
Dr. Dantzker has been a Partner at Wheatley MedTech Partners LP since January 2001. He manages Wheatley’s Life Science and Healthcare investments. He has served on the faculty and in leadership positions of four major research-oriented medical schools, and has authored or co-authored 130 research papers and five textbooks. Dr. Dantzker was President of North Shore-LIJ Health System, one of the largest academic health care systems in the country, with annual revenue of over $3 billion. He also co-founded the North Shore-LIJ Research Institute to direct and coordinate basic science research for the North Shore-LIJ Health System. He is past Chair of the American Board of Internal Medicine, the largest physician certifying board in the United States. Dr. Dantzker holds a B.A. in Biology from New York University, and received his M.D. from the State University of New York at Buffalo School of Medicine. Dr. Dantzker sits on the boards of several Wheatley MedTech portfolio companies including Neuro Hitech, Comprehensive Neurosciences and Advanced BioHealing.
DAVID J. FOSTER
Director since September 2008
Mr. Foster has been an Executive Vice President and Chief Financial Officer of diaDexus, Inc., a private medical technology company since February 2007. From July 2005 to January 2007, Mr. Foster was a consultant for various life sciences companies. From April 2002 to June 2005, he was the Senior Vice President and Chief Financial Officer of Argonaut Technologies, Inc., a public life sciences instrument company. From December 1997 to October 2001, he was the Chief Executive Officer of Cohesion Technologies, Inc., a public medical technology company. Prior to that position, he held numerous positions at Collagen Corporation including General Manager, Senior Vice President, Chief Financial Officer and Vice President, Finance and Administration. He has served on the board of directors of numerous public and private companies including Cohesion Technologies, Inc., Innovasive Devices, Inc. and Pharming, N.V. Mr. Foster holds a B.S. in Mechanical Engineering and an M.B.A. from the University of California, Berkeley.
GEORGE J.M. HERSBACH
Director since December 2007
Mr. Hersbach is the Founder, Chairman and CEO of Heartstream Group since July 2002, an investment corporation which specializes in the financing of innovative companies (healthcare, cleantech, and technology). Mr. Hersbach is a director on several boards, including Theolia (France) Global Interface (France), EU’s Enterprise Policy for SME’s (of the European Commission, Belgium), and is an advisor to the boards of several companies. Prior to his current position, from February 1993 to July 2002, he was President and CEO of Pharming Group, a publicly traded biopharmaceutical company. Mr. Hersbach holds a Master of Science (cum laude) in Chemical Technology from the University of Technology of Delft, Netherlands, and a European Engineering diploma from FEANI in Paris, France.
JACK E. PRICE
Director since December 2007
Mr. Price has been President and Chief Executive Officer of NovaRay Medical, Inc. since December 2007. Mr. Price has also been President of NovaRay, Inc. since October 2006. From December 2003 to July 2006, Mr. Price was President and CEO of VSM Med Tech Ltd., a publicly traded medical imaging company. Prior to that, Mr. Price was President and CEO of Philips Medical Systems, North America, from September 1996 to June 2003. During that time, he was responsible for four major acquisitions, including Hewlett-Packard’s Agilent Healthcare Solutions Group and Marconi Medical Systems (formerly Picker International). Mr. Price’s career also includes five years with GE Medical Systems, where he held positions including the General Manager of Global X-Ray Business, and Vice President of Marketing for Europe, the Middle East, and Africa. Mr. Price was at Philips for a total of 32 years in various roles within the medical imaging division.
EDWARD G. SOLOMON
Director since December 2007
Mr. Solomon has been the Chief Technology Officer of NovaRay Medical, Inc. since December 2007. Mr. Solomon co-founded NovaRay, Inc. in June 2005. . Mr. Solomon has over 25 years experience in the development and commercialization of technology in venture-financed companies in Silicon Valley. Mr. Solomon has been a co-founder and director of Triple Ring Technologies, Inc. since February 2005. Mr. Solomon worked at NexRay, Inc. from 1993 to December 2004 and was responsible for developing the architecture and much of the intellectual property in the cardiac catheterization imaging system, now owned by NovaRay, Inc. Mr. Solomon holds B.S. and M.S. degrees in Electrical Engineering from the University of Cape Town and an M.S. from the Stanford Graduate School of Business.
MARC C. WHYTE
Director since December 2007
Mr. Whyte has been the Chief Operating Officer and Chief Financial Officer of the Company since December 2007. Mr. Whyte co-founded NovaRay, Inc. in June 2005 and was Chief Executive Officer from June 2005 to December 2007. Mr. Whyte has been Chairman of Triple Ring Technologies, Inc. since February 2005. From 1992 to June 2005, Mr. Whyte held the positions of Chief Financial Officer, President and Chief Executive Officer of NexRay, Inc., also known as Cardiac Mariners Inc. Previously, Mr. Whyte was President and Chief Executive Officer of Engine Parts Corporation, a privately held company specializing in the re-manufacturing of automotive engines.
LYNDA L. WIJCIK
Director since December 2007
Ms. Wijcik is Managing Partner of BioBridge LLC. From January 1995 to September 2006, Ms. Wijcik consulted, invested and assisted companies in financing as a managing partner of her consulting firm BioBridge Associates. In October 2006, BioBridge LLC was formed by Ms. Wijcik and her husband to make investments. Ms. Wijcik has a background in cancer and genetic disease research at the University of British Columbia, the Hospital for Sick Children in Toronto, Canada, and the Memorial Sloan Kettering Cancer Center in New York. Over the past few years, she has assisted in growing two biotech companies, Metra Biosystems (acquired by Quidel) and Connetics (acquired by Steifel Laboratories). At both these companies, she was part of the founding team, helping them to obtain venture capital funding, and was Vice President of Marketing and Vice President of Business Development, respectively. She is a Director of Origen Therapeutics, Gyrasol and United Systems Access, a telecommunications company. She received her B.Sc. degree from Simon Fraser University (Canada).
The Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

DIRECTORS AND EXECUTIVE OFFICERS
     Our senior management is composed of experienced individuals with significant management experience. As of September 30, 2008, our executive officers, and directors were:

Name	Age	Position
Jack E. Price	63	Director, President & Chief Executive Officer
Marc C. Whyte	56	Director, Chief Financial Officer & Chief Operating Officer
Edward G. Solomon	54	Director, Chief Technical Officer
Lynda L. Wijcik	55	Chairman of the Board of Directors
David Dantzker, M.D.	65	Director
George J.M. Hersbach	55	Director
David J. Foster	51	Director
Significant Employees
     As of September 30, 2008, the Company has 3 significant employees, which are our Chief Executive Officer, Jack E. Price, our Chief Financial Officer and Chief Operating Officer, Marc C. Whyte and Edward G. Solomon, our Chief Technical Officer.
Family Relationships
     None.
Involvement in Certain Legal Proceedings
     There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on the Company’s review of the copies of the forms received by it during the fiscal year December 31, 2007 and written representations that no other reports were required, the Company believes that no persons who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our Common Stock failed to comply with all Section 16(a) filing requirements during such fiscal year, except that Wheatley MedTech Partners L.P. filed a late Form 4 in connection with shares of our Series A Convertible Preferred Stock and Series A Warrants to purchase our common stock that it obtained in a financing pursuant to which the Company issued, among other things, shares of our Series A Convertible Preferred Stock, on December 27, 2007 (the “Financing”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
Overview
     On October 6, 2006, we incorporated as a Delaware corporation under the name Vision Acquisition I, Inc. (“Vision Acquisition”) to investigate and, if such investigation warranted, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. On December 26, 2007, Vision Acquisition, Vision Acquisition Subsidiary, Inc., a newly-formed wholly-owned subsidiary of Vision Acquisition (“Merger Sub”), and NovaRay, Inc., a Delaware corporation (“NovaRay”) entered into a merger agreement (the “Merger Agreement”) whereby Merger Sub merged with and into NovaRay, with NovaRay remaining as the surviving corporation with the stockholders of NovaRay exchanging all of their stock in NovaRay for a total of 9,580,587 shares of common stock of NovaRay Medical, Inc., a Delaware corporation (the “Company”, “NovaRay Medical”, “we”, or “our”) (immediately prior to the closing of the Merger, Vision Acquisition’s name was changed to NovaRay Medical, Inc.), constituting approximately 98.08% of the outstanding shares of common stock of NovaRay Medical (the “Merger”). Vision Opportunity Master Fund, Ltd., a selling stockholder, was the sole stockholder of Vision Acquisition I, Inc. prior to the Merger and holds 187,266 shares of common stock of NovaRay Medical, or 1.92% of the outstanding shares of common stock of NovaRay Medical after the Merger. Upon completion of the Merger, we adopted NovaRay’s business plan. The combined company is named NovaRay Medical, Inc.
     NovaRay is our wholly-owned subsidiary and a Delaware corporation based in Newark, California. In June 2005, NovaRay acquired substantially all the assets, including intellectual property, of NexRay, Inc. (“NexRay”), a privately held developer of digital x-ray technology for medical imaging, through the purchase of such assets in NexRay’s then pending Chapter 11 bankruptcy proceeding. The technology enables real-time, low-dose tomographic imaging for a variety of clinical applications. NexRay developed much of NovaRay’s current cardiac imaging system.
NexRay Transaction
     In June 2005, substantially all of our assets were acquired from NexRay, a privately held development stage company. NexRay developed the substantial portion of our current cardiac catheterization imaging system. From May 1992 through June 2005, NexRay raised approximately $80 million, principally through the issuance of preferred stock and convertible notes to various investors. In May 2004, a significant investor of NexRay determined that it would not provide further financing necessary to fund NexRay’s continued operations. Certain other investors of NexRay entered into negotiations to continue funding NexRay without the participation of this investor under terms agreeable to this non-participating investor. The investors were ultimately unable to reach an agreement and in August 2004, NexRay filed for Chapter 11 bankruptcy protection. The total outstanding debt of NexRay was approximately $1 million in trade debt and $10 million in convertible notes to investors. Approximately $1 million of these loans were secured by substantially all of the assets of NexRay. In early April 2005, a secured lender’s motion for relief from stay was granted. In June 2005, all the assets of NexRay were acquired by this secured lender and NexRay converted to Chapter 7 status. In June 2005, we incorporated NovaRay, Inc. Pursuant to an Assignment and Consent Agreement, all of the former assets of NexRay were contributed to us, subject to the secured NexRay loans and to the lien and security interests established in connection with the September 20, 2004 Order Authorizing Post-Petition Financing of approximately $1.2 million on a Secured Basis of United States Bankruptcy Court for the Northern District of California. Concurrent with this contribution of assets and the forgiveness of certain note preference, these NexRay investors were issued in aggregate 1,683,571 shares (Pre-Merger share figure) of NovaRay, Inc. common stock. As of December 31, 2007, there remained approximately $95,312 in NovaRay, Inc. debt outstanding.
Triple Ring Technologies, Inc.
     We have entered into a Professional Services Agreement with Triple Ring Technologies, Inc. (“Triple Ring”) to perform ongoing product development work, final assembly and test for the cardiac imaging system. As partial consideration for these services, NovaRay, Inc. agreed to issue a warrant to Triple Ring to purchase 444,000 shares of NovaRay, Inc. common stock pursuant to a Warrant to Purchase Shares of NovaRay, Inc. dated as of December 19, 2007. Pursuant to a merger agreement dated December 26, 2007 (the “Merger Agreement”) pursuant to which NovaRay, Inc. merged with and into a wholly owned subsidiary of the Company (the “Merger”), we assumed such warrant and such warrant became exercisable for 1,332,000 shares of our common stock. The warrant will not be exercisable until the acceptance by NovaRay, Inc. of the deliverables from Triple Ring in accordance with the terms of the Professional Services Agreement. The exercise price for the warrant is established based on the timing of the acceptance by NovaRay, Inc. of such deliverables as set forth below:

Date of
Acceptance of
the	Exercise Price per
Deliverables	Share
On or prior to March 30, 2009	$0.06
On or after March 31, 2009 but on or prior to July 30, 2009	$0.15
On or after July 30, 2009 but on or prior to December 30, 2009	$1.33
On or after December 30, 2009 but on or prior to February 28, 2010	$2.67
     In the event the acceptance by NovaRay, Inc. of the deliverables does not occur by February 28, 2010, the warrant shall terminate and not be exercisable.
     The following directors, officers and stockholders of the Company hold the following equity ownership interests in Triple Ring:

Name	NovaRay Medical Affiliation	Triple Ring Ownership Interest
Marc Whyte	CFO, COO, Director, Stockholder	21.15%
Edward Solomon	CTO, Director	21.15%
Joseph Heanue	Stockholder	21.15%
Augustus Lowell	Stockholder	21.15%
Brian Wilfey	Stockholder	15.40%
     On December 27, 2007, we issued Series A Warrants to purchase 1,648,960 shares of our common stock at an exercise price of $4.25 per share pursuant to a Series A Preferred Stock Purchase Agreement dated December 27, 2007 by and among the Company and certain investors. The following related parties are holders of Series A Warrants to purchase a total of 359,513 shares of our common stock.

Number of
Series A
Name	Warrants
BioBridge LLC	33,044
Lynda Wijcik	40,646
Wheatley MedTech Partners, LP	47,544
W Capital Partners II, L.P.	147,647
Heartstream Capital B.V.	90,632

359,513
NRCT LLC
     NovaRay, Inc. has entered into a license agreement dated October 23, 2006 with NRCT LLC (“NRCT”), pursuant to which NovaRay, Inc. granted to NRCT certain exclusive and non-exclusive licenses to its current portfolio of patents and patent applications. These licenses include (i) an exclusive, world-wide license related to certain of its patents for closed-gantry computed tomography (“CT”) and vascular applications and closed — gantry life science applications and (ii) a non-exclusive, worldwide license related to certain of NovaRay, Inc.’s patents for (a) all open-gantry healthcare applications except open-gantry cardiac, electrophysiology, neurological, CT and peripheral applications and (b) industrial applications (security, industrial inspection and non-destructive testing). We do not anticipate that these licenses are for applications that are competitive with NovaRay, Inc.’s products. In consideration for such licenses, NovaRay, Inc. was granted a 10% equity ownership interest in NRCT. The following directors, officers and stockholders of the Company hold the following membership interests in NRCT:

	NovaRay Medical
Name	Affiliation	NRCT Ownership Interest
Lynda Wijcik — (BioBridge LLC)	Chairman of the Board, Stockholder	34.07%
Wheatley MedTech Partners LP	Director, Stockholder	21.28%
Lloyd Investments, L.P.	Stockholder	4.00%
Marc Whyte	CFO, COO, Director, Stockholder	9.43%
Edward Solomon	CTO, Director	9.43%
Joseph Heanue	Stockholder	7.07%
Augustus Lowell	Stockholder	1.89%
Brian Wilfey	Stockholder	1.89%
Eugene B. Floyd	Stockholder	0.47%
Gerald Pretti	Stockholder	0.47%
The AIG Parties
     Pursuant to the terms of the AIG Agreement (defined below), NovaRay, Inc. repurchased an aggregate of 413,000 (pre-Merger share figure) shares of NovaRay, Inc. common stock from AIG Horizon Partners Fund, L.P., AIG Horizon Side-by-Side Fund, L.P., AIG Private Equity Portfolio, L.P., AIU Insurance Company, and Commerce and Industry Insurance Company (collectively, the “AIG Parties”). These shares were subject to the AIG Repurchase Option (defined below). NovaRay, Inc. entered into various secured loan agreements (the “AIG Notes”) in June 2005 with the AIG Parties. In October 2006, NovaRay, Inc. entered into an agreement (the “AIG Agreement”) with the AIG Parties that grants the AIG Parties the option to purchase up to 413,000 shares (pre-Merger share figure) of NovaRay, Inc. common stock in the event that the AIG Notes have not been converted or fully repaid in accordance with the terms of the AIG Agreement by December 1, 2007, at a price per share of $0.01 (pre-Merger share price) (the “AIG Repurchase Option”).
     The AIG Agreement was subsequently amended by NovaRay, Inc. and the AIG Parties by Amendment No. 2 to Agreement and extended the conversion option to January 15, 2008. Pursuant to such Amendment No. 2 to Agreement, all of the outstanding indebtedness represented by the AIG Notes was automatically converted into shares of our Series A Convertible Preferred Stock in connection with the consummation of the Financing on December 27, 2007, and the AIG Repurchase Option terminated at such time.
Loans to Stockholders
     On October 1, 2006, NovaRay, Inc. loaned the aggregate principal amount of $100,470 to the following individuals for the purchase of 1,239,000 shares of NovaRay, Inc. common stock: Marc Whyte, Edward Solomon, Joseph Heanue, Augustus Lowell, Brian Wilfey, Eugene Floyd, Gerald Pretti and Jack Price (collectively, the “Purchaser Loans”). All principal and accrued interest on the Purchaser Loans has been fully paid and is no longer outstanding.
Newark Office Lease
     Triple Ring acted as guarantor in the lease for the Company’s office space located at 39655-39677 Eureka Drive, Newark, California. As noted in the paragraph above labeled “Triple Ring Technologies, Inc.” certain directors, officers, and stockholders of the Company, have an equity ownership interest in Triple Ring.
Promissory Note issued to Chairman and Director Lynda Wijcik
     On November 5, 2007, NovaRay, Inc. issued a promissory note to its Chairman and director Lynda Wijcik in the principal amount of $30,000, at an interest rate of six percent (6%) per annum. The balance outstanding on this note was paid off at the close of the Financing on December 27, 2007.

Payments to Jack Price & Associates
     NovaRay, Inc. paid Jack Price & Associates $87,000 and $24,000 in consulting fees for the years ended December 31, 2007, and December 31, 2006, respectively. Jack Price, president of the Company, is a beneficial owner of Jack Price & Associates.
Palo Alto Office Lease
     In connection with the lease of office space located at 1850 Embarcadero Road, Palo Alto, California 94303, NovaRay, Inc. delivered a letter of credit to the landlord in the amount of $37,147.98, which was been personally guaranteed by Lynda Wijcik, Chairman of the Board and a stockholder of the Company. The lease terminated in March 2008.
Restricted Stock Purchase Agreement
     NovaRay, Inc. is a party to a restricted stock purchase agreement dated October 23, 2006 (the “Restricted Stock Purchase Agreement”), with Jack Price, President and Chief Executive Officer of the Company, whereby Mr. Price has purchased 214,000 shares (pre-Merger share figure) of NovaRay, Inc. common stock (the “Restricted Stock”). In accordance with the terms of the Restricted Stock Purchase Agreement, the restricted stock began vesting on November 1, 2006, and was 31% vested on December 31, 2007. From the date of November 1, 2007, the restricted stock shall vest in equal monthly installments over three years so long as Mr. Price continues to provide services to NovaRay, Inc. Upon an event constituting a change of control, the restricted stock will become fully vested. The purchase price and valuation of the restricted stock were based on market conditions, the value of the Company’s assets and its general financial position at the time of the restricted stock sale, and the price of recent sales of the Company’s securities.
CORPORATE GOVERNANCE
Board Meetings and Committees
     During the fiscal year ended December 31, 2007, the Board did not hold any meetings. All directors are expected to attend each meeting of the Board and the committees on which he or she serves. Prior to December 27, 2007, the Company had one sole stockholder and did not hold an annual meeting of stockholders in 2007. We currently have three Board committees: Audit, Compensation, and Governance and Nominating. The Governance and Nominating Committee was established in April 2008. The Audit Committee and the Compensation Committee were established in May 2008. Each member of the Audit, Compensation, and Governance and Nominating Committees is independent as defined by Nasdaq Marketplace Rule 4200(a)(15). Each committee has a written charter that has been approved by the Board. The members of each committee are identified in the following table and the function of each committee is described below.
     On occasion, the Board may appoint special committees or designate directors to undertake special assignments on behalf of the Board.

Governance and
Name of Director	Independent	Audit	Compensation	Nominating
David Dantzker, M.D.	Yes	X	Chair	X
David Foster	Yes	Chair
George J.M. Hersbach	Yes	X	X	X
Jack E. Price	No
Edward G. Solomon	No
Marc C. Whyte	No
Lynda L. Wijcik	Yes		X	X
Number of Meetings Held in Fiscal Year Ended December 31, 2007		0	0	0

Audit Committee
     The Audit Committee is composed of three directors, each of whom is independent as defined by Nasdaq Marketplace Rule 4200(a)(15). The responsibilities of the Audit Committee include to:
•	Oversee the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the SEC;

•	Oversee the Company’s accounting and financial reporting processes;

•	Oversee audits of the Company’s financial statements;

•	Review with the Company’s independent registered public accounting firm, management and internal auditors any significant or unusual items or events that are, or may need to be, reflected in the Company’s financial statements or any filing with the SEC, and discuss any matters related thereto that have been raised by the Company’s independent registered public accounting firm, management and internal auditors;

•	Review and discuss reports from the Company’s independent registered public accounting firm regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm; and (c) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

•	Review and discuss with management the Company’s audited financial statements and review with management the Company’s financial statements (including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the filing of any report containing such financial statements with the SEC;

•	If deemed appropriate, recommend to the Board that the Company’s audited financial statements be included in its annual report for the last fiscal year subject to audit;

•	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided also that each such registered public accounting firm shall report directly to the Audit Committee;

•	Receive and review a formal written statement and letter from the Company’s independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

•	Actively engage in a dialogue with the Company’s independent registered public accounting firm with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent registered public accounting firm;

•	Take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the Company’s independent registered public accounting firm;

•	Confirm that any chief executive officer, controller, chief financial officer, chief accounting officer or any person serving in an equivalent position hired by the Company in the future was not both employed by the independent registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit;

•	Establish policies and procedures for review and pre-approval by the Audit Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company’s independent registered public accounting firm, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, however, that: (a) the Audit Committee may delegate to one (1) or more members of the Audit Committee the authority to grant such pre-approvals if the pre-approval decisions of any such delegate member(s) are presented to the Audit Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent registered public accounting firm must be disclosed in the Company’s periodic reports if required by Section 13(a) of the Act;

•	Discuss with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit;

•	The Audit Committee shall review with the independent registered accounting firm any problems or difficulties the independent registered accounting firm may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Audit Committee should consider reviewing with the independent registered accounting firm are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and independent registered accounting firm ‘s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company;

•	Supervise the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements;

•	Oversee the coordination of the Company’s independent registered public accounting firm and management of the Company;

•	Obtain reports from the Company’s management and independent registered public accounting firm that the Company’s subsidiaries and foreign affiliated entities are in compliance with applicable legal requirements, including the Foreign Corrupt Practices Act;

•	Establish and oversee procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	Review all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions (if such transactions are not approved by another independent body of the Board);

•	Obtain from the Company’s independent registered public accounting firm assurance that it has complied with Section 10A of the Act;

•	Review and evaluate the Company’s internal financial controls and policies with respect to risk assessment and risk management;

•	Review and reassess the adequacy of the charter of the Audit Committee periodically;

•	Review with the Company counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

•	Provide oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments; and

•	Take any other actions that the Audit Committee deems necessary or proper to fulfill the purposes and intent of the charter of the Audit Committee.
     The Board has determined that David Foster is an “audit committee financial expert” as defined under applicable SEC rules. For additional information relating to the Audit Committee, see the Audit Committee Charter, which is available under our “Investors” page on our Web site at www.novaraymedical.com.
     The Audit Committee was established in May 2008 and as such did not, prior to the filing of the Company’s annual report on Form 10-KSB for the last fiscal year, (a) review and discuss the audited financial statements as of and for the year ended December 31, 2007 with management; (b) discuss with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (c) receive the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees ) as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discuss with the independent accountant the independent accountant’s independence; and (d) recommend to the Board that the audited financial statements be included in the Company’s annual report on
Form 10–KSB for the last fiscal year for filing with the Commission.
Compensation Committee
     The Compensation Committee is composed of three directors, each of whom is independent as defined by Nasdaq Marketplace Rule 4200(a)(15). The Committee assists the Board in discharging its responsibilities relating to compensation including reviews and approvals of salaries and other matters relating to executive compensation, and administration of the Company’s stock incentive plans. The Committee may form and delegate authority to subcommittees when appropriate pursuant to its charter. The Committee is empowered to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties.

The Compensation Committee shall:

•	Annually review and approve the Company’s corporate goals and objectives relevant to the Company’s Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of such goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

•	Annually review and make recommendations to the Board with respect to non-CEO executive officer compensation, and incentive-compensation and equity based-plans that are subject to Board approval. The Compensation Committee shall review and approve compensation policies and attempt to ensure that the Company’s compensation program is effective in attracting and retaining such employees, reinforces business strategies and objectives for enhanced stockholder value, and is administered in a fair and equitable manner consistent with established policies and guidelines.

•	Administer the Company’s annual based bonus programs and plans, incentive-compensation programs and plans, equity based programs and plans, and employee benefit programs and plans (401K and deferred compensation) as in effect and as adopted from time to time by the Board; provided that the Board shall retain the authority to interpret such plans.

•	Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

•	Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Compensation Committee or Board.

•	Ensure appropriate overall corporate performance measures and goals are set and determine the extent that established goals have been achieved and any related compensation earned.

•	Annually review and approve for the Company’s non-CEO executive officers: (i) annual base salary levels; (ii) annual incentive compensation levels; (iii) long-term incentive compensation levels, if any; (iv) any employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and (v) any supplemental or special benefits.

•	Review and recommend to the Board for approval, the compensation to be paid to members of the Board and members of each committee of the Board and ensure that no individual director or any of his subordinates is involved in deciding his own individual compensation in the absence of involvement of any other director; and

•	Perform such other functions and have such other powers consistent with the charter of the Compensation Committee, the Company’s Certificate of Incorporation, the Company’s Bylaws and governing law, as the Compensation Committee or the Board may deem appropriate.
     For additional information relating to the Compensation Committee, see the Compensation Committee Charter, which is available under our “Investors” page on our Web site at www.novaraymedical.com.
Governance and Nominating Committee
     The Governance and Nominating Committee is composed of three directors, each of whom is independent as defined by Nasdaq Marketplace Rule 4200(a)(15). This Committee assists the Board in establishing, overseeing and maintaining corporate governance processes and selecting nominees for election to the Board. The Governance and Nominating Committee also assists the Board regarding the identification of qualified candidates to become Board members; the selection of, or recommendation that the Board select, nominees for election as directors at the next annual or special meeting of stockholders at which directors are to be elected; the selection of, or recommendation that the Board select, candidates to fill any vacancies on the Board; and the establishment, oversight and maintenance of corporate governance processes.
     The responsibilities of the Governance and Nominating Committee include the following:
•	At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Governance and Nominating Committee shall select, or recommend for selection by the Board, for nomination such candidates as the Governance and Nominating Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Governance and Nominating Committee shall select, or recommend for selection by the Board, for appointment by the Board to fill such vacancy, such prospective member of the Board as the Governance and Nominating Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In considering potential new directors, the Governance and Nominating Committee may review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the Company’s industry; and prominence and reputation.

•	The Governance and Nominating Committee shall identify Board members qualified to fill vacancies on any committee of the Board (other than the Governance and Nominating Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Governance and Nominating Committee shall take into consideration the requirements of law or any exchange or market on which the Company’s securities are listed or traded, the factors set forth in the charter of the committee, as well as any other factors it deems appropriate, including, without limitation, the consistency of the candidate’s experience with the goals of the committee, the interplay of the candidate’s experience with the experience of other committee members and input from the Company’s management.

•	The Governance and Nominating Committee shall, in its sole discretion, evaluate and recommend the removal of any director (in accordance with the Company’s Certificate of Incorporation, the Company’s Bylaws, the charter of the Governance and Nominating Committee and the charters of the Company’s other committees), for cause or other appropriate reasons.

•	The Governance and Nominating Committee shall make recommendations to the Board regarding governance matters as appropriate, including, but not limited to, the Company’s Certificate of Incorporation, the Company’s Bylaws, the charter of the Governance and Nominating Committee and the charters of the Company’s other committees.

•	The Governance and Nominating Committee shall periodically report to the Board on its findings and actions.

•	The Governance and Nominating Committee shall periodically review and reassess the charter of the Governance and Nominating Committee and submit any recommended changes to the Board for its consideration.

•	In addition to the foregoing, the Governance and Nominating Committee shall perform such other functions and have such powers as may be necessary or appropriate to facilitate the efficient discharge of the foregoing.
     For more information relating to the Governance and Nominating Committee, see the Governance and Nominating Committee Charter, which is available under our “Investors” page on our Web site at www.novaraymedical.com.
     Stockholders are able to recommend individuals to the Governance and Nominating Committee for consideration as potential director nominees by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least one year as of the date such recommendation is made. Recommendations should be submitted to:
Governance and Nominating Committee
c/o Corporate Secretary
NovaRay Medical, Inc.
39655 Eureka Drive, Suite A
Newark, California 94560
     Assuming that the appropriate information is included on a timely basis, the Governance and Nominating Committee will consider stockholder-recommended candidates applying the same procedures and criteria used to consider other candidates.
     Stockholders also have the right under the Company’s Bylaws to nominate candidates for election as directors by following the procedures, providing the information and conforming to the submission deadlines specified in the Company’s Bylaws.

EXECUTIVE COMPENSATION
     Set forth below is information for our current Chief Executive Officer and President for the year ended December 31, 2007. No other officer received compensation in excess of $100,000 in 2007 or 2006.

					Nonequity	Nonqualified
Name and				Stock	Incentive Plan	Deferred	Option	All Other
Principal		Salary	Bonus	Awards	Compensation	Compensation	Awards	Compensation	Total
Position	Year	($)	($)	($)	($)	Earnings	($)	($)	($)
Jack E. Price (1)	2007	—	—	—	—	—	—	$87,000	$87,000
President and Chief	2006	—	—	—	—	—	—	$24,000	$24,000
Executive Officer

Marc C. Whyte	2007	—	—	—	—	—	—	$(2)		$(2)
Chief Financial Officer and Chief Operating Officer	2006	—	—	—	—	—	—	$(2)		$(2)

Edward G. Solomon	2007	—	—	—	—	—	—	$(2)		$(2)
Chief Technical Officer	2006	—	—	—	—	—	—	$(2)		$(2)

(1)	NovaRay paid $87,000 and 24,000 in consulting fees to Jack Price & Associates in each of 2007 and 2006, respectively. Jack E. Price is a beneficial owner of Jack Price & Associates.

(2)	In 2007 and 2006, Marc C. Whyte and Edward G. Solomon were employed by Triple Ring Technologies, Inc. NovaRay, Inc. paid Triple Ring Technologies, Inc. $35,000 per month in 2007 and 2006 for executive services including the services of Marc C. Whyte and Edward G. Solomon as well as certain other personnel of Triple Ring Technologies, Inc.
     NovaRay, Inc. is currently a party to an employment agreement dated December 19, 2007, with our Chief Executive Officer, Jack E. Price. Such agreement provides for current annual salary compensation for Mr. Price at the rate of $325,000, and for participation by Mr. Price in each employee benefit plan as other executives participate, and in incentive compensation plans at the discretion of NovaRay, Inc.’s Board of Directors.
     Pursuant to Mr. Price’s employment agreement, if NovaRay, Inc. terminates Mr. Price’s employment without cause, Mr. Price would be entitled to (i) 12 months of his base salary, plus (ii) accelerated vesting of the shares of common stock subject to any NovaRay, Inc. stock options held by Mr. Price that would have vested within two years of such termination. In addition, if within one year of certain changes of control of NovaRay, Inc., Mr. Price’s employment is terminated by NovaRay, Inc. without cause or Mr. Price resigns under certain circumstances, Mr. Price would be entitled to (i) 12 months of his base salary, plus (ii) accelerated vesting of all shares of common stock subject to any NovaRay, Inc. stock options held by Mr. Price.
COMPENSATION OF DIRECTORS
     Non-employee directors and directors who are employed by the Company do not currently receive any compensation for their Board activities. We reimburse directors for all reasonable out of pocket expenses incurred for attending board and committee meetings.
     None of our non-employee directors received any fees or compensation from the Company during the fiscal year ending December 31, 2007.

Proposal No. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Audit Committee of the Board has appointed BDO Seidman LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008. In 2008, BDO provided certain tax compliance, tax advice and tax planning services related to the Company’s fiscal year ended December 31, 2007. The Audit Committee pre-approves and reviews all audit and non-audit services provided by BDO. In considering the services to be provided by BDO, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of BDO.
     For additional information relating to the Audit Committee, see the charter of the Audit Committee, which is available under our “Investors” page on our Web site at www.novaraymedical.com.
     A representative of BDO is expected to be available at the meeting and be available to respond to questions and, if he or she desires, to make a statement. No representative of Paritz and Company, P.A., the Company’s independent public accounting firm for the fiscal year ended December 31, 2007, is expected to be available at the meeting.
The Board recommends a vote FOR the ratification of the appointment of BDO Seidman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
     If the appointment is not ratified, the Audit Committee will consider this an indication to select other auditors for the following fiscal year. Ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.
     On September 23, 2008, the Audit Committee and the Board dismissed Paritz and Company, P.A. (“Paritz”) as the Company’s independent registered public accounting firm. In the report of Paritz on the financial statements of the Company for the years ending December 31, 2007 and 2006 appearing in our Form 10-KSB for the year ending December 31, 2007, Paritz stated, “As described in Note 2, “Restatement of Financial Statements”, the Company has restated previously issued financial statements as of December 31, 2007 and 2006 and for the years then ended.” In addition, the report of Paritz on the financial statements of the Company as of December 31, 2006 and for the period from inception (June 7, 2005) to December 31, 2006 and for the year ending, Paritz stated,” As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The 2006 financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
     During the two most recent fiscal years and any subsequent interim period, there have been no disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Paritz would have caused it to make reference to the subject matter of such disagreements in reports on the financial statements.
     On September 23, 2008, the Audit Committee of the Board and the Board engaged BDO as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008. During the two most recent fiscal years and any subsequent interim period, the Company has not consulted with BDO regarding (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or the type of audit opinion BDO might render on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees
     Gruber & Company LLC (“Gruber”) was the independent registered public accounting firm for Vision Acquisition I, Inc. until February 13, 2008. Paritz was the independent registered public accounting firm for NovaRay, Inc. until September 23, 2008. Paritz was the independent registered public accounting firm for NovaRay Medical, Inc. from December 27, 2007 until September 23, 2008.
     The aggregate fees billed by Gruber for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-QSB or services that are normally provided in connection with the Company’s statutory and regulatory filings were $1,500 for the period from October 6, 2006 to September 30, 2007.
     The aggregate fees billed by Paritz for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-QSB or services that are normally provided in connection with statutory and regulatory filings were $18,000 and $17,000 for the Company’s fiscal years ended December 31, 2007 and December 31, 2006, respectively.
Audit-Related Fees
     There were no fees billed by Gruber or Paritz for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the Company’s fiscal years ended December 31, 2006 and December 31, 2007.
Tax Fees
     There were no fees billed by Gruber or Paritz for professional services for tax compliance, tax advice, and tax planning for the Company’s fiscal years ended December 31, 2006 and December 31, 2007. Aggregate fees of $5,000 were billed in 2008 by BDO for tax compliance, tax advice, and tax planning related to the Company’s fiscal year ended December 31, 2007.
All Other Fees
     There were no fees billed by Gruber or Paritz for other products and services for the Company’s fiscal years ended December 31, 2006 and December 31, 2007.
Audit Committee’s Pre-Approval Process
     All audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company’s independent registered public accounting firm will be pre-approved by the Audit Committee, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, however, that: (a) the Audit Committee may delegate to one (1) or more members the authority to grant such pre-approvals if the pre-approval decisions of any such delegate member(s) are presented to the Audit Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent registered public accounting firm must be disclosed in the Company’s periodic reports if required by Section 13(a) of the Act.

Proposal No. 3
APPROVAL AND RATIFICATION OF THE NOVARAY MEDICAL, INC. 2008 STOCK INCENTIVE
PLAN
     Our Board has unanimously approved for submission to a vote of our stockholders a proposal to adopt the NovaRay Medical, Inc. 2008 Stock Incentive Plan (the “2008 Plan”). The purposes of the 2008 Plan are to retain key employees, consultants and directors having experience and ability, to attract new employees, consultants and directors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of us and our subsidiaries. Our Board believes that grants of options and other forms of equity participation are an increasingly important means to retain and compensate employees, consultants and directors. The 2008 Plan will only become effective if approved by our stockholders.
     If approved by our stockholders, a total of three million, seven hundred fifty thousand (3,750,000) shares of our common stock will be initially reserved for issuance under the 2008 Plan. The number of shares of our common stock available under the 2008 Plan will be subject to adjustment in the event of a stock split, stock dividend or other extraordinary dividend, or other similar change in our common stock or our capital structure. Capitalized terms used but not defined in this Proposal No. 3 shall have the same meaning as in the 2008 Plan unless otherwise indicated.
     A general description of the principal terms of the 2008 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2008 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.
General Description
Purpose
     The purposes of the 2008 Plan are to provide our employees, consultants and directors, whose present and potential contributions are important to our success, an incentive, through ownership of our common stock, to continue in service to us, and to help us compete effectively with other enterprises for the services of qualified individuals.
Shares Reserved for Issuance under the 2008 Plan
     If approved by our stockholders, a total of three million, seven hundred fifty thousand (3,750,000) shares of our common stock will be initially reserved for issuance under the 2008 Plan. The number of shares of our common stock available under the 2008 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in our common stock or our capital structure.
     The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is three million, seven hundred fifty thousand (3,750,000) shares. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is three million, seven hundred fifty thousand (3,750,000) shares. The foregoing limitations shall be adjusted proportionately by the plan administrator in connection with any change in our capitalization due to a stock split, stock dividend or similar event affecting our common stock and its determination shall be final, binding and conclusive.
Administration
     The 2008 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as our Board or one or more committees designated by the Board. The 2008 Plan will initially be administered by the compensation committee of our Board. To the extent Section 162(m) of the Code is applicable and relief from the limitation under Section 162(m) of the Code is necessary, then the 2008 Plan will be administered by a committee constituted in such a manner as to satisfy Code Section 162(m) and such other applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.
Terms and Conditions of Awards
     The 2008 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2008 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of shares of our common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2008 Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2008 Plan shall be designated in an award agreement.
     The Administrator may issue awards under the 2008 Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction. Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of our common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above sub-section of this Proposal No. 3 “—Shares Reserved for Issuance under the 2008 Plan”), to approve award agreements for use under the 2008 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2008 Plan, to construe and interpret the terms of the 2008 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2008 Plan, as the Administrator deems appropriate.
     The term of any award granted under the 2008 Plan will be stated in the applicable award agreement but may not exceed a term of more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.
     The 2008 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2008 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of our common stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.
     The 2008 Plan provides that any amendment that would adversely affect the participant’s rights under an outstanding award shall not be made without the participant’s written consent; provided, however, that an amendment or modification that may cause an incentive stock option to become a non-qualified stock option shall not be treated as adversely affecting the rights of the participant. Stockholder approval will not be required for (A) the reduction or increase of the exercise price of any option or the reduction or increase of the base appreciation amount of any stock appreciation right; or (B) the cancellation of an option or stock appreciation right at a time when its exercise price or base appreciation amount (as applicable) exceeds (or is less than) the fair market value of the underlying shares of our common stock in exchange for another option, stock appreciation right, restricted stock or other award.
     Under the 2008 Plan, the Administrator may establish one or more programs under the 2008 Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2008 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.
Termination of Service
     An award may not be exercised after the termination date of such award as set forth in the award agreement. To the extent required by applicable state securities laws, an option will generally be exercisable following termination of service for at least thirty (30) days following such termination (and at least six (6) months if such termination is due to death or disability). In certain cases, if a participant is terminated for cause, the award will expire concurrently with such termination. Following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period in the award agreement or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.
Transferability of Awards
     Under the 2008 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will and by the laws of descent and distribution and during the lifetime of a participant, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members and pursuant to domestic relations orders or agreements. The 2008 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.
Section 162(m) of the Code
     The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is three million, seven hundred fifty thousand (3,750,000). The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in our capitalization due to a stock split, stock dividend or similar event affecting our common stock and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the company for compensation in excess of $1 million paid to our “covered employees” (as described below). An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of our common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of our common stock with respect to which an award may be granted to a participant.
     For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is three million, seven hundred fifty thousand (3,750,000) shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in our capitalization due to a stock split, stock dividend or similar event affecting our common stock and its determination shall be final, binding and conclusive. In order for an award of restricted stock or restricted stock units to qualify as performance-based compensation under Section 162(m), the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.
     The 2008 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.
     The regulations governing Section 162(m) of the Code provide that a “covered employee” is determined in accordance with the executive compensation disclosure rules under the Act. However, the Act was recently amended and no longer tracks the definition of “covered employee” as defined in Section 162(m) of the Code. The Act now requires disclosure of a company’s principal executive officer regardless of compensation, the principal financial officer regardless of compensation and the three most highly compensated executive officers other than the principal executive officer and the principal financial officer as determined as of the end of the last completed fiscal year. As a result of this disconnect, the Internal Revenue Service (“IRS”) released guidance in June 2007 providing that for purposes of Section 162(m) of the Code, a “covered employee” means the principal executive officer (or anyone acting in such capacity) and the three highest paid officers for the relevant taxable year. For purposes of Section 162(m), it does not include the principal financial officer unless such officer is one of the three highest paid officers. Accordingly, we will apply this guidance to our covered employees for the purposes of Section 162(m) of the Code.
Change in Capitalization
     Subject to any required action by our stockholders, the number of shares of common stock covered by outstanding awards, the number of shares of our common stock that have been authorized for issuance under the 2008 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting our common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us or (iii) any other transaction with respect to our common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of us shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator will make adjustments in connection with the events described in the preceding sentence or substitute, exchange or grant awards with respect to the shares of a related entity (collectively “adjustments”). Any such adjustments to outstanding awards will be effected in a manner that precludes the material enlargement of rights and benefits under such awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, will be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of awards or other issuance of shares of common stock, cash or other consideration pursuant to awards during certain periods of time. Except as the Administrator determines, no issuance of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of common stock subject to an award.
Corporate Transaction
     Effective upon the consummation of a Corporate Transaction, all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the awards are assumed by the successor entity.
     Under the 2008 Plan, a Corporate Transaction is generally defined as:
•	The acquisition of beneficial ownership of 50% or more of our common stock by any individual or entity or related group of persons;

•	a sale, transfer or other disposition of all or substantially all of our assets;

•	a merger or consolidation in which we are not the surviving entity;

•	a reverse merger in which we are the surviving entity but, among other things, more than 50% of our common stock is acquired by any individual or entity or related group of persons who are different from those who held such common stock immediately prior to such merger; or

•	our complete liquidation or dissolution.
Amendment, Suspension or Termination of the 2008 Plan
     The Board may at any time amend, suspend or terminate the 2008 Plan. The 2008 Plan will be for a term of ten (10) years unless sooner terminated by our Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the 2008 Plan in such a manner and to such a degree as is required.
Certain Federal Tax Consequences
     The following summary of the federal income tax consequences of the 2008 Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.

Nonqualified Stock Options
     The grant of a nonqualified stock option under the 2008 Plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.
     Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price that is below fair market value or is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.
Incentive Stock Options
     The grant of an incentive stock option under the 2008 Plan will not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.
     If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We, in the year of the disqualifying disposition, are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.
     The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
     In the event an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.
Restricted Stock
     The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.
     Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.
Stock Appreciation Rights
     Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
     A SAR can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.
Restricted Stock Units
     Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
     Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.
Dividends and Dividend Equivalents
     Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

New Plan Benefits
     As of the date of this Proxy Statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options under the 2008 Plan. The benefits to be received by our directors, executive officers and employees pursuant to the 2008 Plan are not determinable at this time.
Vote Required
     The affirmative vote of holders of a majority of the voting power of the shares of common stock, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2008 Plan.
Recommendation of the Board of Directors
The Board recommends a vote FOR the approval and ratification of the adoption the 2008 Plan.
OTHER MATTERS
     The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.
COMMUNICATING WITH US AND OTHER MATTERS
Communicating with the Board
     If you would like to contact the Board, including a committee of the Board, you may write to the following address:
Board of Directors
c/o Corporate Secretary
NovaRay Medical, Inc.
39655 Eureka Drive, Suite A
Newark, California 94560
     All communications will be forwarded to the Board.
Other Communications
     If you would like to receive information about the Company, you may use one of these convenient methods:
1.	To have information such as our latest Annual Report on Form 10-KSB or Form 10-QSB mailed to you, please call our Investor Relations Department at (510) 619-9200.

2.	To view our home page on the Internet, use our Web site address: www.novaraymedical.com. Our home page provides you access to product, marketing and financial data, job listings, and an on-line version of this proxy statement, our Annual Report on Form 10-K and other filings with the SEC.
     If you would like to write to us, please send your correspondence to the following address:
NovaRay Medical, Inc.
Attention: Investor Relations
39655 Eureka Drive, Suite A
Newark, California 94560

     If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please contact our transfer agent, Registrar & Transfer Company, at (800) 866 1340 or by correspondence to the following address:
Registrar & Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
     Of course, as a stockholder, you will continue to receive the Annual Report on Form 10-KSB and proxy statement.
How Votes are Counted
     In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. The election of directors is by plurality vote, and the candidates receiving the highest number of affirmative votes will be elected. Abstentions and broker “non-votes” are not counted for purposes of determining the number of affirmative votes cast with respect to the election of directors.
     For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” the ratification of BDO Siedman LLP to serve as our independent registered public accounting firm, and “FOR” the approval and ratification of the Company’s 2008 Stock Incentive Plan). Proposal No. 2 and Proposal No. 3 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting. An abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares of common stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to Proposal No. 2 and Proposal No. 3, broker “non-votes” will have no effect. Because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal No. 2 and Proposal No. 3.
Stockholder Proposals
     As a stockholder, you may submit proposals for consideration at future stockholder meetings. In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Company no later than February 9, 2009. These proposals also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
      For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must provide to our Secretary timely written notice of the proposals. To be timely for our 2009 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by the Company by February 9, 2009.
Solicitation of Proxies
     We are soliciting your proxy for the annual meeting of stockholders to take place on Thursday, November 20, 2008. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for the solicitation activities.

ANNUAL REPORT
     A copy of the Annual Report for the fiscal year ended December 31, 2007 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Appendix A
NovaRay Medical, Inc.
2008 STOCK INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.
     2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
          (a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.
          (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
          (c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
          (d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
          (e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.
          (f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
          (g) “Board” means the Board of Directors of the Company.
          (h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the

Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs.
          (i) “Code” means the Internal Revenue Code of 1986, as amended.
          (j) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
          (k) “Common Stock” means the common stock of the Company.
          (l) “Company” means NovaRay Medical, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.
          (m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
          (n) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

          (o) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;
               (iii) the complete liquidation or dissolution of the Company;
               (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or
               (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.
          (p) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.
          (q) “Director” means a member of the Board or the board of directors of any Related Entity.
          (r) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

          (s) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.
          (t) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
          (u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
               (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Applicable Laws.
          (w) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
          (x) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

          (y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
          (cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.
          (ee) “Plan” means this 2008 Stock Incentive Plan.
          (ff) “Post-Termination Exercise Period” means the period specified in the Award Agreement and to the extent required by Applicable Laws, shall be a period of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be required by Applicable Laws upon death or Disability.
          (gg) “Related Entity” means any Parent or Subsidiary of the Company.
          (hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.
          (ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
          (jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

          (kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
          (ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
          (mm) “Share” means a share of the Common Stock.
          (nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan.
          (a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Three Million Seven Hundred Fifty Thousand (3,750,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
          (b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of The NASDAQ Stock Market LLC (or other established stock exchange or national market system on which the Common Stock is traded) or Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.
     4. Administration of the Plan.
          (a) Plan Administrator.
               (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
               (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.
               (iv) Officer Authorization to Grant Awards. The Board may authorize one or more Officers to grant Awards subject to such limitations as the Board determines from time to time.
               (v) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
          (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
               (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
               (ii) to determine whether and to what extent Awards are granted hereunder;
               (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
               (iv) to approve forms of Award Agreements for use under the Plan;
               (v) to determine the terms and conditions of any Award granted hereunder;
               (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee. Notwithstanding the foregoing, (A) the reduction or increase of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan and (B) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds (or is less than) the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award, in each case, shall not be subject to stockholder approval;
               (vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;
               (viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and
               (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
          (c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional

Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
     6. Terms and Conditions of Awards.
          (a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.
          (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
          (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.
          (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
          (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
          (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
          (g) Individual Limitations on Awards.
               (i) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be Three Million Seven Hundred Fifty Thousand (3,750,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.
               (ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be Three Million Seven Hundred Fifty Thousand (3,750,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.
               (h) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
               (i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
               (j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.
               (k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
               (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

     7. Award Exercise or Purchase Price, Consideration and Taxes.
          (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
               (i) In the case of an Incentive Stock Option:
                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
                    (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
               (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be such price as is determined by the Administrator.
               (iii) In the case of SARs, the base appreciation amount shall be such amount as is determined by the Administrator.
               (iv) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
               (v) In the case of the sale of Shares, the per Share purchase price, if any, shall be such price as is determined by the Administrator.
               (vi) In the case of other Awards, such price as is determined by the Administrator.
               (vii) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
          (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:
               (i) cash;

               (ii) check;
               (iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law);
               (iv) surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;
               (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;
               (vi) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or
               (vii) any combination of the foregoing methods of payment.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.
          (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

     8. Exercise of Award.
          (a) Procedure for Exercise; Rights as a Stockholder.
               (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
               (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).
          (b) Exercise of Award Following Termination of Continuous Service. To the extent required under Applicable Laws, in the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death (but not in the event of a Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate. If Applicable Laws allow for a shorter or longer Post-Termination Exercise Period, the Award may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.
          (c) Disability of Grantee. To the extent required under Applicable Laws, in the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate. If Applicable Laws allow for a shorter or longer Post-Termination Exercise Period upon a Grantee’s Continuous Service as a result of Disability, the Award may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.
          (d) Death of Grantee. To the extent required under Applicable Laws, in the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within twelve (12) months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate. If Applicable Laws allow for a shorter or longer Post-Termination Exercise Period upon a termination of the Grantee’s Continuous Service as a result of his or her death, the Award may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.
          (e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 8 is prevented by the provisions of Section 9 below, the Award shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement but only in such manner and within such time period so as to comply with Code Section 409A, if applicable.
     9. Conditions Upon Issuance of Shares.
          (a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.
          (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the

Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.
     11. Corporate Transactions. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.
     12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.
     13. Amendment, Suspension or Termination of the Plan.
          (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
          (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.
          (c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

     14. Reservation of Shares.
          (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
          (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
     16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
     17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. Any Award exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Award shall not be counted in determining whether stockholder approval is obtained.
     18. Information to Grantees. To the extent required by Applicable Laws, the Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.
     19. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
     20. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     21. Nonexclusivity of The Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

VOTE BY MAIL
NovaRay Medical, Inc. 39655 Eureka Drive, Suite A Newark, California 94560	Mark, sign and date your proxy card and return it in the self-addressed envelope we have provided or return it to NovaRay Medical, Inc., Attention: Corporate Secretary, 39655 Eureka Drive, Suite A, Newark, California 94560.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CIRLG1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOVARAY MEDICAL, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3.	☐	☐	☐

Vote On Directors

1.	Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

Nominees:

(01) (02) (03) (04)	David Dantzker, M.D. David Foster George J.M. Hersbach Jack E. Price	(05) (06) (07)	Edward G. Solomon Marc C. Whyte Lynda L. Wijcik

Vote On Proposal

	The Board of Directors recommends a vote FOR the following proposal:	For	Against	Abstain

2.	Ratification of the appointment of BDO Seidman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

Vote On Proposal

The Board of Directors recommends a vote FOR the following proposal:

3.	Approval and ratification of the NovaRay Medical, Inc. 2008 Stock Incentive Plan.
		☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is revocable at any time before it is exercised.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as name(s) appear(s) on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
NOVARAY MEDICAL,
INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS PROXY FOR 2008 ANNUAL MEETING OF
STOCKHOLDERS
           The undersigned stockholder of NOVARAY MEDICAL, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 20, 2008, and the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and hereby appoints Jack Price and Marc Whyte, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of NOVARAY MEDICAL, INC., to be held on November 20, 2008 at 1:00 p.m. local time at NovaRay Medical, Inc., 39655 Eureka Drive, Suite A, Newark, California 94560, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE